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                            ASSET PURCHASE AGREEMENT

                                      among

                                 MAGNETEK, INC.,

                         MAGNETEK SERVICE (U.K.) LIMITED

                                       and

                             A.O. SMITH CORPORATION

                             SALE OF MOTORS DIVISION

                           ---------------------------
                            Dated as of June 28, 1999
                           ---------------------------

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                                TABLE OF CONTENTS

                                                                                                               PAGE
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ARTICLE I  DEFINITIONS............................................................................................1

         1.1. Certain Defined Terms...............................................................................1
         1.2. Other Definitional Provisions.......................................................................6

ARTICLE II  CLOSING; PURCHASE PRICE ADJUSTMENT....................................................................6

         2.1. Sale and Transfer of the Assets.....................................................................6
         2.2. Assets Not Transferred..............................................................................8
         2.3. Assumed and Excluded Liabilities....................................................................9
         2.4. Closing............................................................................................11
         2.5. Purchase Price Adjustment..........................................................................11
         2.6. Tax Allocation.....................................................................................14
         2.7. Transfer Taxes.....................................................................................14

ARTICLE III  CONDITIONS TO CLOSING...............................................................................15

         3.1. Buyer's Obligation.................................................................................15
         3.2. Sellers' Obligation................................................................................15

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF SELLER.............................................................16

         4.1. Authority; No Conflicts; Governmental Consents; Corporate Matters..................................16
         4.2. Financial Statements; Absence of Changes...........................................................18
         4.3. Taxes..............................................................................................20
         4.4. Assets Other than Real Property Interests..........................................................20
         4.5. Real Property......................................................................................21
         4.6. Intellectual Property..............................................................................21
         4.7. Contracts..........................................................................................22
         4.8. Litigation; Decrees................................................................................23
         4.9. Employee and Related Matters.......................................................................23
         4.10. Environmental Matters.............................................................................23
         4.11. Employee and Labor Relations......................................................................24
         4.12. Compliance With Law; Permits......................................................................24
         4.13. Product Warranty and Product Liability............................................................25
         4.14. Assets of the Business............................................................................25

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF BUYER...............................................................26

         5.1. Authority; No Conflicts; Governmental Consents.....................................................26
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         5.2. Actions and Proceedings, Etc.......................................................................27
         5.3. Buyer's Acknowledgment.............................................................................27
         5.4. Solvency...........................................................................................27
         5.5. No Knowledge of Sellers' Breach....................................................................27

ARTICLE VI  COVENANTS OF SELLER..................................................................................28

         6.1. Access.............................................................................................28
         6.2. Ordinary Conduct; No Shopping......................................................................28
         6.3. Insurance..........................................................................................28
         6.4. Title Commitment...................................................................................29
         6.5. Accounts Receivable................................................................................29
         6.6. Noncompetition.....................................................................................30
         6.7. Confidential Information...........................................................................31
         6.8. Repurchase of Certain Accounts Receivable..........................................................31
         6.9. Resolution or Remediation of Certain Environmental Matters Identified Prior to the Closing
                   Date..........................................................................................31

ARTICLE VII  COVENANTS OF BUYER..................................................................................35

         7.1. Confidentiality....................................................................................35
         7.2. Accounts Receivable................................................................................35
         7.3. Waiver of Bulk Sales Law Compliance................................................................35
         7.4. Excluded Assets....................................................................................35
         7.5. Cooperation........................................................................................36
         7.6. Change of Company Names............................................................................36

ARTICLE VIII  MUTUAL COVENANTS...................................................................................36

         8.1. HSR Filings; Permits and Consents..................................................................36
         8.2. Cooperation........................................................................................37
         8.3. Publicity..........................................................................................38
         8.4. Reasonable Efforts.................................................................................38
         8.5. Records............................................................................................38
         8.6. Access to Former Business Records..................................................................38
         8.7. Use of Trademark and Trade Names...................................................................39
         8.8. Tax Returns and Payments...........................................................................39
         8.9. Cegled Facility....................................................................................40

ARTICLE IX  EMPLOYEE BENEFIT MATTERS.............................................................................41

         9.1. Employee Retention.................................................................................41
         9.2. Employee Benefit Plans.............................................................................41
         9.3. Vacation and Holiday Pay...........................................................................42
         9.4. Access to Information..............................................................................42
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                                      ii
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         9.5. Company Employees and Plans........................................................................42
         9.6. Pension Plan.......................................................................................43
         9.7. 401(k) Plan........................................................................................44
         9.8. Third-Party Beneficiaries..........................................................................45
         9.9. Payroll Tax........................................................................................45

ARTICLE X  INDEMNIFICATION.......................................................................................45

         10.1. Indemnification by Seller.........................................................................45
         10.2. Indemnification by Buyer..........................................................................46
         10.3. Environmental Matters.............................................................................46
         10.4. Losses Net of Insurance, Etc......................................................................48
         10.5. Termination of Indemnification....................................................................49
         10.6. Procedures Relating to Indemnification (Other than for Tax Claims)................................49
         10.7. Procedures Relating to Indemnification of Tax Claims..............................................50
         10.8. Survival of Representations.......................................................................51

ARTICLE XI  GENERAL PROVISIONS...................................................................................51

         11.1. Assignment........................................................................................51
         11.2. No Third-Party Beneficiaries......................................................................52
         11.3. Termination.......................................................................................52
         11.4. Expenses..........................................................................................53
         11.5. Equitable Relief..................................................................................53
         11.6. Amendments........................................................................................53
         11.7. Notices...........................................................................................53
         11.8. Interpretation; Exhibits and Schedules............................................................54
         11.9. Counterparts......................................................................................55
         11.10. Entire Agreement.................................................................................55
         11.11. Fees.............................................................................................55
         11.12. Severability.....................................................................................55
         11.13. Governing Law....................................................................................55

EXHIBITS

         Bill of Sale and Assignment and Assumption Agreement........................................Exhibit A
         Summary of Terms of Supply and Service Agreements...........................................Exhibit B
         License Agreement...........................................................................Exhibit C
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                                      iii
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                                LIST OF SCHEDULES

Schedule 1.1(a)            Knowledge of Seller
Schedule 1.1(b)            Valdarno Development Projects
Schedule 2.1(a)            Owned Property
Schedule 2.1(b)            Leased Property
Schedule 2.1(e)            Intellectual Property
Schedule 2.2(m)            Excluded Facilities
Schedule 4.1(b)            Qualification To Do Business
Schedule 4.1(c)            Seller Required Consents
Schedule 4.1(e)            Capitalization of the Companies
Schedule 4.2               Financial Statements
Schedule 4.2(b)            Certain Changes
Schedule 4.2(c)            Other Liabilities
Schedule 4.3               Taxes
Schedule 4.4(a)            Liens
Schedule 4.4(b)            Year 2000 Remediation Actions; Oracle Implementation
Schedule 4.6               Intellectual Property Matters
Schedule 4.7               Contracts
Schedule 4.8               Litigation
Schedule 4.9               Employee Benefits
Schedule 4.10              Environmental Matters
Schedule 4.11              Labor Matters
Schedule 4.12(a)           Compliance with Law
Schedule 4.12(b)           Permits
Schedule 4.13              Product Warranty and Product Liability
Schedule 4.14              Assets and Services of the Business
Schedule 5.1(b)            Buyer Required Consents
Schedule 5.6               Knowledge of Buyer
Schedule 6.2               Conduct of Business
Schedule 6.6               Restricted Motors
Schedule 6.8               Certain Accounts Receivable
Schedule 6.9               Remediation of Certain Matters
Schedule 9.2(c)            Cafeteria Plan

                            ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT dated as of June 28, 1999, among MAGNETEK, INC., a Delaware corporation ("Seller" or "MagneTek"), MAGNETEK SERVICE (U.K.), LIMITED, a company organized under the laws of the United Kingdom ("UK" and together with MagneTek, "Sellers"), and A.O. SMITH CORPORATION, a Delaware corporation ("Buyer").

         MagneTek, through its Motors and Controls Division (the "Division"), has historically engaged in the business of developing, manufacturing, selling and distributing fractional, integral and DC electric motors (the "Business"). MagneTek conducts the Business domestically as a division (the "Domestic Business") and internationally, through MagneTek Hungaria Kft., Igmex, S.A. de C.V., MagneTek Universal Electric Limited, MagneTek Canada Limited, MagneTek (SEA) PTE Ltd. and MagneTek BV, companies formed, respectively, under the laws of Hungary, Mexico, the United Kingdom, Canada, Singapore and the Netherlands. The parties hereto desire that MagneTek sell, transfer, convey and assign to Buyer (i) substantially all of the assets, properties, interests in properties and rights used in the Domestic Business, and (ii) the stock ("Stock") of MagneTek Hungaria Kft., Igmex, S.A. de C.V. and MagneTek Universal Electric Limited, MagneTek Canada Limited, MagneTek
(SEA) PTE Ltd. and MagneTek B.V. (collectively, the "Companies" and respectively, "Hungary," "Igmex," "UK Limited," "Canada," "SEA" and "BV"), and that Buyer purchase and acquire the same, subject to the assumption by Buyer of the liabilities and obligations of Seller relating to the Business, upon the terms and subject to the conditions hereinafter set forth.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Affiliate" has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act by the SEC, as in effect on the date hereof.

                  "April Balance Sheet" means the unaudited balance sheet of the Business as of April 25, 1999, attached hereto as part of Schedule 4.2.

                  "Assets" has the meaning set forth in Section 2.1.

                  "Assigned Contracts" has the meaning set forth in Section 2.1(f).

                  "Assumed Liabilities" has the meaning set forth in Section
2.3.

                  "Bill of Sale, Assignment and Assumption Agreement" means a Bill of Sale, Assignment and Assumption Agreement in substantially the form attached hereto as Exhibit A.

                  "Budapest Facility" has the meaning set forth in the preamble.

                  "Business" has the meaning set forth in the preamble.

                  "Business Day" means a day other than a Saturday or a Sunday or other day on which commercial banks in New York are authorized or required by law to close.

                  "Business Employee" means any individual who, at the Closing Date, is actively employed by MagneTek (other than individuals located at the Excluded Facilities) working primarily for the Business, including any employee who is on vacation leave or jury duty, or who is on other authorized leave of absence other than short-term disability, family or workers' compensation leave, military service or lay-off with recall rights as of the Closing Date (all such inactive employees shall be deemed to be "Business Employees" effective as of the date they return to active employment in the Business), but shall exclude any other inactive or former employee including any individual who is on long-term disability leave or unauthorized leave of absence or who has terminated his or her employment or retired before the Closing Date.

                  "Business Property" has the meaning set forth in Section
4.5 hereto.

                  "Cegled Facility" means the facility of Hungary located in Cegled.

                  "Closing Date" means the day on which the Closing occurs pursuant to Section 2.4.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Companies" has the meaning set forth in the preamble.

                  "Competitive Business" has the meaning set forth in Section
6.6.

                  "Confidential Information" has the meaning set forth in
Section 6.7.

                  "Contract" means any contract, agreement, license, lease, sales or purchase order or other legally binding commitment, whether written or oral.

                  "Contractual Obligation" means, as to any Person, any provision of any note, bond or security issued by such Person or of any mortgage, indenture, deed of trust, lease, license, franchise, contract, agreement, instrument or undertaking to which such Person is a party or to which it or any of its property or assets is subject.

                  "Domestic Business" has the meaning set forth in the preamble.

                  "EEOC Charge" means the Equal Employment Opportunity Commission Charge No. ###-##-#### described on Schedule 4.8.

                  "Effective Time" has the meaning set forth in Section 2.4.

                  "Employee Benefit Arrangements" means each and all pension, supplemental pension, accidental death and dismemberment, life and health insurance and benefits (including medical, dental, vision and hospitalization), fringe benefit, flexible spending account programs and other employee benefit arrangements, plans, contracts, policies or practices providing employee or executive compensation or benefits to any Business Employee or current or former employees of any of the Companies, other than the Employee Benefit Plans.

                  "Employee Benefit Plans" means each and all "employee benefit plans," as defined in Section 3(3) of ERISA, maintained or contributed to by Seller or in which Seller participates or participated and which provides benefits to Business Employees, including (i) any such plans that are "employee welfare benefit plans" as defined in Section 3(1) of ERISA and (ii) any such plans that are "employee pension benefit plans" as defined in Section 3(2) of ERISA.

                  "Environmental Law" means collectively the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable statutes, regulations, rules, ordinances, codes or common law which relate to the protection of human health or the environment, as in effect on the date hereof.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Estimated Closing Balance Sheet" has the meaning set forth in Section 2.5.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the SEC promulgated from time to time thereunder.

                  "Excluded Assets" has the meaning set forth in Section 2.2.

                  "Excluded Facilities" has the meaning set forth in Section
2.2.

                  "Excluded Liabilities" has the meaning set forth in Section
2.3.

                  "Facilities" has the meaning set forth in Section 10.3.

                  "Final Closing Balance Sheet" has the meaning set forth in
Section 2.5.

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                  "GAAP" means generally accepted accounting principles in
the United States of America.

                  "Generator Agreement" means the Asset Purchase Agreement between Seller and Emerson Electric Company dated as of April 26, 1999 for the sale of the Generator Business.

                  "Generator Business" means the assets comprising the generator business of Seller, including certain assets which have been used in other businesses of Seller.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Hazardous Material" means any substance which is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Law, including but not limited to, polychlorinated biphenyls ("PCBs"), petroleum or petroleum fractions, and asbestos.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

                  "Intellectual Property" has the meaning set forth in
Section 2.1(e).

                  "Knowledge of Seller" with reference to any of the representations and warranties of Seller means the actual knowledge of the Persons listed on Schedule 1.1, and does not refer to the knowledge of any other Person. In all cases in which the Knowledge of Seller is in issue, Buyer shall bear the burden of proof with respect thereto.

                  "Indemnified Person" means, with respect to any Loss, the Person seeking indemnification hereunder.

                  "Indemnifying Person" means, with respect to any Loss, the Person from whom indemnification is being sought hereunder.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever.

                  "Loss" means any loss, liability, claim, damage or expense (including reasonable attorneys' fees and disbursements and the costs of investigation). Loss recoverable hereunder is subject to the limitations set forth in Section 10.4.

                  "Material Adverse Effect" means any circumstance, change or effect that is materially adverse to the business, assets, financial condition or results of operations of the Business taken as a whole, but excluding the effects of changes that are generally applicable to the industries and markets in which the Business operates.

                  "McMinnville Facility" means the Facility located in McMinnville, Tennessee.

                  "Mexican Antitrust Law" has the meaning set forth in
Section 3.1(c).

                  "Motor Supply Agreement" means the Integral Motor Manufacturing Services and Facilities sharing Agreement between MagneTek and Emerson Electric Co. dated as of April 26, 1999.

                  "Owned Property" has the meaning set forth in Section
2.1(a).

                  "Permits" has the meaning set forth in Section 4.12.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Products" has the meaning set forth in Section 4.13.

                  "Records" has the meaning set forth in Section 8.5.

                  "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, statute, treaty, rule, regulation, ordinance, order, decree, consent decree or similar instrument or determination or award of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Restricted Motors" has the meaning set forth in Section
6.6.

                  "SEC" means the Securities and Exchange Commission.

                  "Seller" has the meaning set forth in the preamble hereto.

                  "Seller Plans" means each and all Employee Benefit Plans and Employee Benefit Arrangements sponsored or maintained by Sellers or any of the Companies under which Business Employees or current or former employees of the Companies participate or are entitled to receive benefits.

                  "Stock" has the meaning set forth in the preamble hereto

                  "Supply and Service Agreements" means (i) the agreement for the supply of wire and capacitors, to the Business between Buyer and Seller;
(ii) the agreement between Buyer and Seller in respect of sharing and provision of certain services and facilities relating to MagneTek's logistics function; (iii) the agreement of Seller to provide certain services to Buyer in respect of data processing, software support and upgrade, and the remediation of "Year 2000" matters, in each case described in clauses (i) through (iii), as outlined on Exhibit B; (iv) the agreement of

Seller to supply Buyer with certain products in connection with the development projects listed on Schedule 1.1(b), such agreement to be similar to comparable agreements for supply of custom products by MagneTek's business in Valdarno, Italy; and (v) the license agreement pursuant to which Seller and Buyer are cross-licensing certain intellectual property in substantially the form of Exhibit C hereto (the "License Agreement").

                  "Tax" or "Taxes" means, with respect to any Person, any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, value-added, capital, unitary, intangible, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, transfer, occupation, premium, property or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any jurisdiction or other taxing authority, on such Person.

                  "Transaction Documents" means (i) this Agreement, (ii) the Bill of Sale, Assignment and Assumption Agreement, (iii) the deeds of conveyance of Owned Property and (iv) the Supply and Service Agreements.

                  "Transactions" means the transactions contemplated by the Transaction Documents.

                  "Transferred Employees" has the meaning set forth in
Section 9.1.

         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) Terms defined in this Agreement in Sections other than
Section 1.1 shall have the meanings as so defined when used in this Agreement.

                  (b) As used herein, accounting terms not defined or to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) Unless express reference is made to Business Days, references to days shall be to calendar days.

                                   ARTICLE II

                       CLOSING; PURCHASE PRICE ADJUSTMENT

         2.1 SALE AND TRANSFER OF THE ASSETS. Subject to the terms and conditions of this Agreement, on the Closing Date Sellers will sell, convey, transfer, assign and deliver to Buyer all of Sellers' right, title and interest in and to the Stock and all of the business, rights, claims and assets (except the Excluded Assets) of Seller, to the extent that they are used primarily (unless otherwise stated) in the operations of the Domestic Business, as the same shall exist on the Closing Date (collectively, the "Assets"). The Assets include, but are not limited to, the following assets or rights of Seller:

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                  (a) the real property (including all buildings,
improvements and structures located thereon and all rights, privileges, easements and appurtenances thereto) described on Schedule 2.1(a) hereto (the "Owned Property");

                  (b) the leasehold interests used by the Business listed on Schedule 2.1(b) (the "Leased Property");

                  (c) all tangible personal property, including, without limitation, the fixtures, furnishings, furniture, office supplies, vehicles, rolling stock, tools, machinery, equipment, computer equipment (including software), located upon or affixed to or normally located in, at or upon, even if temporarily removed from, any of the Business Properties (collectively, the "Equipment");

                  (d) all inventory, including without limitation, raw materials, work-in-process, finished goods, packaging materials, spare parts and supplies relating primarily to the Business;

                  (e) all know-how, trade secrets, processes and specifications used primarily in the Business and all trademarks, trade names, patents, service marks, copyrights (whether registered or unregistered) and pending applications for the foregoing listed on Schedule 2.1(e) (the "Intellectual Property");

                  (f) all Contracts to which Seller is a party that relate primarily to the Domestic Business, including but not limited to all Contracts of Seller listed on Schedule 4.7, the Motor Supply Agreement and all Contracts entered into by Seller through the Closing Date (the "Assigned Contracts");

                  (g) all transferable business licenses and permits used exclusively in or relating exclusively to the Business or the Assets (the "Permits");

                  (h) all books and records (other than Tax records), or portions thereof relating to the Domestic Business, including plans and specifications, surveys and title policies relating to the Owned Property, sales literature, product information, employment records and files and all other information and/or data related to or used by Seller primarily in connection with the Assets and the operation of the Business and located at the Business Property (the "Records");

                  (i) all insurance proceeds paid or payable by any insurance provider, other than Seller or any Affiliate of Seller, for any Asset that is destroyed or damaged after the date hereof and prior to the Closing;

                  (j) all notes, drafts and accounts receivable, or portions thereof, arising exclusively out of the Domestic Business;

                  (k) all prepaid expenses, advances and deposits (including utility deposits), or portions thereof, arising exclusively out of the Business;

                  (l) all causes of action, claims, demands, rights and privileges against third parties that relate primarily to the Assets or the Business, including, without limitation, all claims for past infringement of Intellectual Property and all warranties and guaranties received from vendors, suppliers or manufacturers with respect to the Assets or the Business;

                  (m) the facilities listed with an asterisk and described as logistics facilities on Schedule 2.1(b), whether or not historically used primarily in the Business; and

                  (n) all other intangible rights and assets of Seller that relate primarily to the Business, including and without limitation, the rights to intellectual property developed primarily for the Business at Seller's Advanced Development Center in St. Louis, all goodwill appurtenant to the foregoing Assets and the right to represent to third parties that Buyer is the successor to the Business.

         2.2 ASSETS NOT TRANSFERRED. Notwithstanding anything herein to the contrary, the following assets are not included in the Assets and shall be retained by Seller (the "Excluded Assets"):

                  (a) all cash and cash equivalent items (except as described in Section 2.1(i) and (k)) including, without limitation, checking accounts, bank accounts, lock box numbers, certificates of deposit, time deposits, securities, and the proceeds of accounts receivable, including uncashed checks in payment thereof, received by Seller on or prior to the Closing Date;

                  (b) all rights, properties, and assets which have been used or held for use in connection with the Business and which shall have been transferred (including transfers by way of sale) or otherwise disposed of prior to the Closing, PROVIDED such transfers and disposals shall have been in the ordinary course of the business of the Business as conducted at the date hereof;

                  (c) rights to or claims for refunds or rebates of Taxes and other governmental charges for periods ending on or prior to the Closing Date and the benefit of net operating loss carryforwards, carrybacks or other credits of Seller, whether or not attributable to the Business;

                  (d) claims or rights against third parties not described in
Section 2.1(l), except those arising with respect to events or breaches occurring after the Closing Date under the Assigned Contracts; PROVIDED, HOWEVER, that any rights of indemnification, contribution or reimbursement that may exist under the Assigned Contracts in respect of Excluded Assets or Excluded Liabilities hereunder shall be Excluded Assets;

                  (e) all of Seller's right, title and interest in the assets sold pursuant to the Generator Agreement;

                  (f) proprietary or confidential business or technical information, records and policies that relate generally to Seller and are not used primarily in the Business, including, without limitation, organization manuals, strategic plans and Tax records and related information;

                  (g) subject to the limited rights granted in Section 8.7, all "MagneTek" marks, and all trademarks or service marks, trade names, slogans or other like property relating to or including the name "MagneTek," the mark "MagneTek," or any derivative thereof, and the "MagneTek" logo or any derivative thereof, the name "Energy Engineered," the "Power M" design or any derivative thereof and Seller's proprietary computer programs or other software, including but not limited to Seller's proprietary data bases, accounting and reporting formats, systems and procedures, but excluding any software developed primarily for the Business;

                  (h) all Records relating to pending lawsuits (other than any included in the Assumed Liabilities) to which Seller is a party and which involve the Business;

                  (i) any interests in any joint venture to which any of Sellers is a party;

                  (j) all notes, drafts and accounts receivable or other obligations for the payment of money made or owed by any Affiliate of Sellers;

                  (k) all Seller's rights in, to and under any commodity options, puts, calls, forwards or similar agreements with respect to commodities used by the Business;

                  (l) the Cegled Facility;

                  (m) the logistics facilities of Seller, whether or not historically used primarily in the Business, set forth on Schedule 2.2(m) and any facility closed by the Business before the Closing Date (collectively with the Cegled Facility, the "Excluded Facilities");

                  (n) the intellectual property that is licensed as part of the Supply and Service Agreements; and

                  (o) all other assets used primarily in connection with Seller's corporate functions (including but not limited to the corporate charter, taxpayer and other identification numbers, seals, minute books and stock transfer books), whether or not used for the benefit of the Business.

         2.3 ASSUMED AND EXCLUDED LIABILITIES. On the Closing Date, Buyer shall execute and deliver to Sellers the Assignment and Assumption Agreement pursuant to which Buyer shall assume and agree to pay, perform and discharge when due, all the liabilities and obligations of Sellers arising out of the Business, of any kind or nature, whether absolute, contingent, accrued or otherwise, and whether arising before or after the Closing including, without limitation, all liabilities and obligations for (i) Taxes assumed by Buyer under Section 2.7, (ii) under the Assigned Contracts and
(iii) all liabilities and obligations of Buyer set forth in Article IX hereof (collectively, the "Assumed Liabilities"); PROVIDED, HOWEVER, that the Assumed Liabilities shall in no event include the following liabilities (the "Excluded Liabilities"):

                  (a) any liability in respect of litigation pending (including the EEOC Charge) against any Seller or Company in respect of the Business prior to the Closing Date and set forth on Schedule 4.8 hereto;

                  (b) any liability, responsibility or obligation with respect to (i) any Seller Plan, except as provided in Article IX and, subject to clause (ii), excluding any Assigned Contract, (ii) any payments required to be made under any severance or change of control plan or agreement and
(iii) any payroll or payroll tax obligation;

                  (c) any liability for (i) warranty claims made after the Closing Date for service, repair, replacement and similar work required under the Business' written warranties with respect to products sold or services provided prior to the Closing, the expenses of which in the aggregate exceed the warranty reserve on the Final Closing Balance Sheet, (ii) claims under health insurance plans of Seller for covered Business Employees with respect to services rendered prior to the Closing Date, (iii) any product liability claims for injuries, property damage or other Losses incurred prior to the third anniversary of the closing Date in respect of any product manufactured by a Seller or a Company prior to the Closing Date, (iv) any claims based upon an employee of the Business' exposure to asbestos prior to the Closing Date or (v) any liability for workers' compensation claims for injuries incurred prior to the Closing Date, but only if written notice of such claims described in clause (i), (ii), (iv) or (v) shall have been delivered to Seller within the two-year period following the Closing Date;

                  (d) any liability for Taxes of Seller (but not of the Companies) for any period or portion thereof ending on or prior to the Closing Date, excluding the Taxes that are the responsibility of Buyer pursuant to Section 2.7 or those reflected on the Final Closing Balance Sheet.

                  (e) any liability for any claim relating to motors manufactured by the Business that contain or are alleged to contain asbestos;

                  (f) any liability attributable, based on events, facts or circumstances existing or occurring prior to the Closing Date, to Hazardous Materials transported offsite from a Facility for treatment, storage, disposal or recycling prior to the Closing Date;

                  (g) any obligation of Seller under and pursuant to any commodity options, puts, calls, forwards or similar agreements with respect to commodities used by the Business;

                  (h) except pursuant to the Motor Supply Agreement, any liability arising from or related to the Excluded Assets, the disposition by any of Sellers of any business or part thereof at any time or from any facility closed by the Business before the Closing Date;

                  (i) all notes, drafts and accounts payable or other obligations for the payment of money made or owed to any Affiliate of Sellers; and

                  (j) any liability covered by the insurance policies of Sellers in effect on or prior to the Closing Date, but only to the extent a Seller receives proceeds thereunder from a party other than a Seller or an Affiliate of a Seller.

         2.4 CLOSING. The closing (the "Closing") of the purchase and sale of the Assets shall be held at the offices of Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5367, at 9:00 a.m. on August 2, 1999, or if the conditions to Closing set forth in Article III shall not have been satisfied or waived by such date, subject to Section 11.3, as soon as practicable after such conditions shall have been satisfied or waived. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." The Closing will be deemed effective at 12:01 a.m. on the Closing Date (the "Effective Time"). At the Closing, Buyer shall deliver to Seller by wire transfer (to a bank account designated at least two Business Days prior to the Closing Date in writing by Seller) immediately available funds in an amount equal to the sum of Two Hundred Fifty-Three Million Dollars ($253,000,000) as adjusted based upon the estimated Closing Equity as reflected on the Estimated Closing Balance Sheet, and such other documents as are required by this Agreement. The purchase price (the "Purchase Price") for the Assets shall be (a) the assumption of the Assumed Liabilities and (b) $253,000,000 minus (i) the amount, if any, by which the Closing Equity as reflected on the Final Closing Balance Sheet is less than the sum of (x) $161,067,000 plus (y) the face amount of any accounts receivable described on
Schedule 6.8, whether or not collected, plus (ii) the amount, if any, by which the Closing Equity as reflected on the Final Closing Balance Sheet exceeds the sum of (x) $161,067,000 plus (y) the face amount of any accounts receivable described on Schedule 6.8, whether or not collected.

         At the Closing, Seller shall deliver or cause to be delivered to Buyer (a) the Bill of Sale, Assignment and Assumption Agreement, (b) certificates representing the Stock accompanied by stock powers, duly executed in blank, (c) limited warranty deeds (or the equivalent thereof in any jurisdiction in which limited warranty deeds may not be used) in recordable form for the Owned Property being conveyed, (d) the Supply and Service Agreements and (e) such other instruments of transfer and documents (including assignments of Intellectual Property) as Buyer may reasonably request, and Buyer shall deliver to Seller (a) the Assignment and Assumption Agreement (b) the Supply and Service Agreements and (c) such other instruments of assumption and documents as Seller may reasonably request. In addition, Seller shall deliver to Buyer at the Closing an affidavit in form and substance reasonably satisfactory to Buyer, duly executed and acknowledged, certifying that Seller is not a foreign person within the meaning of Section 1445(f)(3) of the Code. Prior to the Closing, Seller and Buyer will negotiate in good faith the terms of the definitive Supply and Service Agreements in respect of the matters outlined on Exhibit B.

         2.5      PURCHASE PRICE ADJUSTMENT.

                  (a) The Purchase Price shall be subject to appropriate adjustment after the Closing Date, based upon the calculation of the Closing Equity (as hereinafter defined) on the Closing Date. The "Closing Equity" will be the difference between the value of the Assets and the Assumed Liabilities, all as shown on the Estimated Closing Balance Sheet or the Final Closing Balance Sheet, as applicable.

                  (b) For purposes of determining the amount payable by Buyer at the Closing, not less than ten (10) business days prior to the Closing Date, Seller shall, in consultation with Buyer, prepare and deliver to Buyer an estimated balance sheet of the Business as of the Effective Time, which shall represent Seller's reasonable estimate of the Final Closing Balance Sheet. In the event Buyer shall object to any of the information set forth on the Estimated Closing Balance Sheet as presented by Seller, the parties shall negotiate in good faith and agree on appropriate adjustments such that such balance sheet reflects a reasonable estimate of the Final Closing Balance Sheet and the Closing Equity to be reflected on the Final Closing Balance Sheet, but in the absence of such agreement, the most recent month-end balance sheet of the Business shall control (the estimated balance sheet as agreed to by the parties pursuant to this Section 2.5(b), or in the absence of such agreement, the most recent month-end balance sheet of the Business, is herein referred to as the "Estimated Closing Balance Sheet"). In connection with the determination of the Estimated Closing Balance Sheet, Seller shall provide to Buyer such information and detail as Buyer shall reasonably request.

                  (c) Within 60 days after the Closing Date, Buyer shall prepare and deliver to Seller a balance sheet of the Business as of the Effective Time comprising the Assets and the outstanding Assumed Liabilities prepared in a manner consistent with the April Balance Sheet and this Section
2.5 (the "Final Closing Balance Sheet"). The balances of the following accounts on the Final Closing Balance Sheet will be identical to the balances of such accounts on the April Balance Sheet: (i) capitalized interest; (ii) accrued vacation and holiday pay and (iii) FIFO reserve.

                           During the 30 days immediately following Seller's
receipt of the Final Closing Balance Sheet, Seller shall be entitled to review the Final Closing Balance Sheet and Buyer's working papers relating to the Final Balance Sheet. The Final Closing Balance Sheet shall become final and binding upon the parties on the thirtieth day following delivery thereof unless Seller gives written notice to Buyer of its disagreement with the method of presentation of the Final Closing Balance Sheet (a "Notice of Disagreement") prior to such date (the "Review Expiration Date"). Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and the reasons therefor. If a timely Notice of Disagreement is received by Buyer with respect to the Final Closing Balance Sheet, then the Final Closing Balance Sheet (as revised in accordance with clause (x) or (y) below), shall become final and binding upon the parties on the earlier of (x) the date the parties hereto resolve in writing any differences they have with respect to any matter specified in a Notice of Disagreement or (y) the date any matters properly in dispute are finally resolved in writing by the Accounting Firm (as defined below). During the 30 days immediately following the delivery of any Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve in writing any differences which they may have with respect to any matter specified in such Notice of Disagreement. During such period, Seller and Buyer shall each have access to the other party's working papers prepared in connection with the other party's preparation of a Notice of Disagreement. At the end of such 30-day period, Seller and Buyer shall submit to an independent accounting firm (the "Accounting Firm") for review and resolution any and all matters which remain in dispute and which were properly included in any Notice of Disagreement, and the Accounting Firm shall reach a final, binding resolution of all matters which remain in dispute. The Accounting Firm will be instructed to use every reasonable effort to issue its determination within fifteen (15) days of submission of the dispute to it, and in all events, within thirty (30) days after such submission. The Final Closing Balance Sheet, with such adjustments necessary to reflect the Accounting Firm's resolution of the matters in dispute, shall become final and binding on Buyer and Seller on the date the Accounting Firm delivers its final resolution to the parties (such date being the "Settlement Date"). The Accounting Firm shall be Arthur Andersen LLP, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the parties hereto in writing. The fees and expenses of the Accounting Firm pursuant to this Section 2.5 shall be borne 50% by Buyer and 50% by Seller.

         (d) If the Closing Equity as reflected on the Final Closing Balance Sheet is determined to be less than the Closing Equity as reflected on the Estimated Closing Balance Sheet, there will be a dollar-for-dollar downward adjustment of the Purchase Price, with Seller being obligated to pay Buyer the sum by which the Closing Equity as reflected on the Final Closing Balance Sheet is less than the Closing Equity as reflected on the Estimated Closing Balance Sheet. If the Closing Equity as reflected on the Final Closing Balance Sheet is determined to be greater than the Closing Equity as reflected on the Estimated Closing Balance Sheet, there will be a dollar-for-dollar upward adjustment of the Purchase Price, with Buyer being obligated to pay Seller any sum by which the Closing Equity as reflected on the Final Closing Balance Sheet exceeds the Closing Equity as reflected on the Estimated Closing Balance Sheet. The Purchase Price shall also be subject to adjustment after the Closing Date on account of the proration of water, electricity, gas, sewage and other utility charges and taxes applicable to the Business if and only to the extent such amounts are not reflected on the Final Closing Balance Sheet. In addition, the Purchase Price shall be reduced (but no other change will be made to the April Balance Sheet or the Final Closing Balance Sheet) to reflect the exclusion of any Business Property at the Closing pursuant to Section 6.9 by multiplying the net book value of such Business Property as reflected on the April Balance Sheet by a fraction, the numerator of which is the Purchase Price and the denominator of which is the net book value of the Business as reflected on the April Balance Sheet. If the Purchase Price is subject to adjustment pursuant to this Section 2.5(d), the required adjustment, together with interest on the amount being paid from the Closing Date to the date of payment at a rate per annum equal to the 90-day London Inter-Bank Offered Rate ("LIBOR") on the Closing Date, shall be paid within five (5) days after the Review Expiration Date or, if a Notice of Disagreement was delivered by Seller, the Settlement Date, and, if a Business Property that was not transferred to Buyer at the Closing pursuant to Section
6.9 is subsequently transferred to Buyer after the Closing, the related portion of the Purchase Price will be paid, within five (5) days after the date of the transfer of such Business Property pursuant to Section 6.9. Either party may, in its discretion, make a payment pursuant to this Section 2.5(d) prior to the final determination of the Final Closing Balance Sheet for the purpose of reducing the interest it may be obligated to pay pursuant to such provision.

                  (e) The Estimated Closing Balance Sheet and the Final Closing Balance Sheet shall be prepared in accordance with GAAP, applied in a manner consistent with that followed in the preparation of the balance sheet described in Section 4.2(b)(iii).

                  (f) Buyer agrees, with respect to adjustments to the Purchase Price pursuant to Section 2.5(d) hereof, that following the Closing, Buyer will not take any actions with respect to the accounting books, records, policies and procedures of the Business on which the Final Closing Balance Sheet is to be based that are not consistent with GAAP applied in the manner consistent with the past practices of the Business.

         2.6 TAX ALLOCATION. Within ninety (90) days following the Closing Date, representatives of Buyer and Seller shall meet and discuss the allocation of the amount of the Purchase Price (to the extent identifiable or reasonably estimable and taken into account for federal tax purposes) to broad categories constituting components of the Assets and the covenant not to compete contained in Section 6.6 hereof that each party believes is appropriate. Within one hundred twenty (120) days following the Closing Date, Buyer shall deliver to Seller Buyer's reasonable determination, taking into account in good faith the discussion between the representatives of Buyer and Seller, of such allocation, which determination shall be subject to Seller's consent, which consent shall not be unreasonably withheld. If Buyer and Seller are unable to agree on such allocation, then the Accounting Firm will be retained to determine such allocation (the cost of which shall be borne equally by Buyer and Seller). Buyer and Seller shall report the purchase and sale of the Assets in accordance with such allocation (as finally determined) for all Tax purposes (including the filing of the forms prescribed under Section 1060 of the Code and the Treasury Regulations promulgated thereunder).

         2.7 TRANSFER TAXES. Buyer and Seller shall cooperate in preparing, executing and filing use, sales, real estate, transfer and similar Tax returns relating to, and at the Closing, Buyer and Seller each shall pay one-half, of any and all sales, real estate, transfer, use and similar Taxes due with regard to, the purchase and sale of the Assets. To the extent such Taxes are not computed at the Closing, the parties shall each pay their respective one-half of such Taxes when they are due. Under no circumstances shall Buyer's obligation hereunder or the Taxes giving rise thereto be reflected as a liability on the Final Closing Balance Sheet nor will Seller's obligation hereunder or the Taxes giving rise thereto be considered an Assumed Liability. Such Tax returns shall be prepared in a manner that is consistent with the allocation of the Purchase Price and Assumed Liabilities contemplated by Section 2.6. Buyer will cooperate with Seller in providing such resale certificates as may be requested in order to comply with the requirements of applicable state taxation laws. Without limiting the generality of the foregoing, if requested by Seller, Buyer agrees to enter into a separate agreement that is entirely consistent with the terms hereof, but evidences solely the transfer of the Stock of Igmex and the portion of the Purchase Price allocable thereto.

                                   ARTICLE III

                              CONDITIONS TO CLOSING

         3.1 BUYER'S OBLIGATION. The obligations of Buyer to purchase and pay for the Assets are subject to the satisfaction (or waiver by Buyer) as of the Closing of the following conditions:

                  (a) The representations and warranties of Seller made in this Agreement shall be true and correct in all material respects as of the date hereof and, except as specifically contemplated by this Agreement, on and as of the Closing, as though made on and as of the Closing Date, and Sellers shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Seller by the time of the Closing; and Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by an authorized officer of Seller confirming the foregoing.

                  (b) No injunction or order shall have been granted by any court or administrative agency or instrumentality of competent jurisdiction that would restrain or prohibit any of the Transactions or that would impose damages as a result thereof, and no action or proceeding shall be pending before any court or administrative agency or instrumentality of competent jurisdiction in which any Person seeks such a remedy (if in the opinion of counsel to Buyer there exists a reasonable risk of a materially adverse result in such pending action or proceeding).

                  (c) The waiting period under the HSR Act shall have expired or been terminated and the parties shall have received the necessary approval under the Mexican Federal Law of Economic Competition (the "Mexican Antitrust Law").

                  (d) All authorizations, approvals, notices, consents and waivers that are required to effect the Transactions, the failure to obtain or provide, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, shall have been obtained and copies thereof provided to Buyer.

         3.2 SELLER'S OBLIGATION. The obligation of Seller to sell and deliver the Assets to Buyer is subject to the satisfaction (or waiver by Seller) as of the Closing of the following conditions:

                  (a) The representations and warranties of Buyer made in this Agreement shall be true and correct in all material respects as of the date hereof and on and as of the Closing, as though made on and as of the Closing Date, and Buyer shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Buyer by the time of the Closing; and Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer confirming the foregoing.

                  (b) No injunction or order shall have been granted by any court or administrative agency or instrumentality of competent jurisdiction that would restrain or prohibit the Transactions or that would impose damages as a result thereof, and no action or proceeding shall be pending before any court or administrative agency or instrumentality of competent jurisdiction in which any person seeks such a remedy (if in the opinion of counsel to Seller there exists a reasonable risk of a materially adverse result in such pending action or proceeding).

                  (c) The waiting period under the HSR Act shall have expired or been terminated and the parties shall have received the necessary approval under the Mexican Antitrust Law.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Buyer as follows:

         4.1      AUTHORITY; NO CONFLICTS; GOVERNMENTAL CONSENTS; CORPORATE
MATTERS.

                  (a) Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. UK is a company duly organized and validly existing under the laws of the United Kingdom. Hungary is a company duly organized, validly existing under the laws of Hungary. Canada is a company duly organized and existing under the laws of Canada. Igmex is a company duly organized under the laws of Mexico. SEA is a company duly organized and existing under the laws of Singapore. BV is a company duly organized and existing under the laws of the Netherlands. Each Seller has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the Transactions. All corporate acts and other proceedings required to be taken by Sellers to authorize the execution, delivery and performance of the Transaction Documents and the consummation of the Transactions have been duly and properly taken, including, without limitation, any shareholder approvals. This Agreement has been, and each of the Transaction Documents, when executed, will be, duly executed and delivered by each Seller and constitute a valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  (b) Schedule 4.1(b) sets forth a true and complete list of all jurisdictions in the United States in which MagneTek is qualified to do business.

                  (c) The execution and delivery of this Agreement does not and of the other Transaction Documents will not, and the consummation of the Transactions and compliance with the terms of the Transaction Documents will not conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Sellers or the Companies under, any provision of (i) the Certificate of Incorporation or By-Laws or other organizational or governing documents of Sellers or the Companies, (ii) subject to the matters disclosed in Schedule 4.1(c), any Contractual Obligation of Sellers or the Companies or (iii) any judgment, order or decree or, subject to the matters described in clauses (A)-(D) below, Requirement of Law applicable to Sellers or the Companies or their respective property or assets, other than, in the case of clauses (ii) and (iii) above, any such conflicts, violations, defaults, rights or Liens that, individually or in the aggregate, would not have a Material Adverse Effect. No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required to be obtained or made by or with respect to Sellers in connection with the execution and delivery of the Transaction Documents or the consummation of the Transactions contemplated hereby, other than (A) compliance with and filings under Section 13(a) or 15(d), as the case may be, of the Exchange Act, (B) compliance with and filings and notifications under applicable Environmental Laws, (C) those that may be required solely by reason of Buyer's participation in the transactions contemplated hereby, (D) compliance with and filings under the HSR Act and the Mexican Antitrust Law and (E) those that, if not made or obtained, individually or in the aggregate, would not have a Material Adverse Effect.

                  (d) Each of the Companies is duly incorporated and is validly subsisting and, in jurisdictions in which the concept is recognized, is in good standing under the laws of the jurisdiction in which it is organized, and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as it is now being conducted. Each of the Companies is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of the business conducted by it is such as to require it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Companies.

                  (e) The authorized shares of each of the Companies consists of the shares listed on Schedule 4.1(e), all of which are issued and outstanding and constitute the Stock. Schedule 4.1(e) sets forth the respective dates of formation of each Company. Except as set forth on such Schedule, since the respective dates the Companies were acquired or formed by the respective Sellers, no other Person has merged with or into any of the Companies. All the outstanding shares of Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, except as provided by applicable law. The only business each of the Companies currently conducts, and has conducted since the Company was acquired or formed by the Sellers, is the Business. The Companies do not own or lease any real properties other than the Business Properties.

                  (f) None of the Companies has granted any outstanding options, warrants, rights or other securities convertible into or exchangeable or exercisable for its shares or any other commitments or agreements providing for the issuance of additional shares, the sale of treasury shares, or for the repurchase or redemption of such Company's shares. There are no agreements of any kind which obligate one of the Companies to issue, purchase, redeem or otherwise acquire any of its shares.

                  (g) None of the Companies directly or indirectly owns any interest in any other corporation, partnership, joint venture or other business association or entity, foreign or domestic.

         4.2               FINANCIAL STATEMENTS; ABSENCE OF CHANGES.

                  (a) Schedule 4.2 contains a true and complete copy of the following:

                           (i) the unaudited balance sheet of the Business as at June 30, 1998, and the related unaudited statements of income for the fiscal year then ended; and

                           (ii) the unaudited balance sheet of the Business as of December 31, 1998, and the related statements of income for the six-month period ended December 31, 1998; and

                           (iii) the unaudited balance sheet of the Business as of April 30, 1999 and the related statements of income for the ten-month period ended April 25, 1999.

The financial statements described in the foregoing clauses (i), (ii) and
(iii) are collectively referred to herein as the "Financial Statements." Except as set forth on Schedule 4.2(a), the Financial Statements: (A) were prepared in accordance with the books and records of MagneTek, (B) fairly present the financial position of the Business in each case at and as of the dates indicated, and the results of operations, of the Business for the periods indicated and (C) except as otherwise set forth on Schedule 4.2(a), were prepared in accordance with GAAP consistently applied throughout the periods covered thereby (subject to the absence of notes and to normal year-end adjustments).

                  (b) ABSENCE OF CHANGES. Except as set forth on Schedule 4.2(b), since December 31, 1998, the Business has been operated in the ordinary course and consistent with past practice, and there have not been any:

                           (i) material adverse changes in the assets
         (including, without limitation, levels of working capital and the material components thereof), liabilities, earnings or financial condition of the Business;

                           (ii) occurrences resulting in the damage, destruction or loss (whether or not covered by insurance) affecting any tangible asset or property of the Business in excess of $500,000;

                           (iii) (x) material increases in the benefits under any Seller Plans; (y) material increases in salary payable to any employee of the Business (other than employees described in clause (z)) other than in the ordinary course of the business of the Business and consistent with past practice or (z) other than any increases approved in advance by Buyer, any increases in salary or bonus payable to any employee of the Business who is a participant in MagneTek's Incentive Compensation Program;

                           (iv) to the Knowledge of Seller, material changes in the manner in which the Business extends discounts or credits to customers or otherwise deals with customers;

                           (v) changes in the accounting methods or practices followed by or with respect to the Business, or any changes in depreciation or amortization policies or rates theretofore adopted;

                           (vi) agreements or commitments to merge or consolidate with or otherwise acquire any other Person, or any part or division thereof;

                           (vii) actions or efforts made by or on behalf of Sellers or the Companies, which would, or would have the effect of, accelerating sales of the Business or revenue recognition relating to the Business, which in the ordinary course of business would be attributable to post-Closing periods, to pre-Closing periods;

                           (viii)other material transactions relating to the Business, other than in the ordinary course of the Business and consistent with past practice; or

                           (ix) agreements or understandings, whether in writing or otherwise, for any of Sellers or the Companies to take any of the actions specified in items (i) through (viii) above.

                  (c) ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent specifically disclosed in the April Balance Sheet, or in Schedule 4.2(c), Seller does not have any liabilities relating to the Business, and none of the Companies has any liabilities, other than:

                           (i) liabilities and obligations incurred since the date of the April Balance Sheet in the ordinary course of business and consistent with past practice and which have not had or will not have a Material Adverse Effect, or

                           (ii) liabilities disclosed in this Agreement or any schedule to this Agreement, or which are of the type or kind required to be disclosed in the schedules, but are not disclosed solely because they fall below the minimum threshold amount, term or materiality of the disclosures required by the terms of this Agreement to be set forth in such schedules.

         4.3      TAXES.

                  (a) Except as disclosed on Schedule 4.3, (i) Seller has filed or caused to be filed all material Tax returns of Seller which have become due (taking into account valid extensions of time to file) prior to the date hereof, and has paid or caused to be paid all Taxes due, in each case to the extent Buyer would incur liability under a successor liability (or similar) statute for failure to file such returns or pay such Taxes by reason of its acquisition of the Business, (ii) Seller has filed or caused to be filed all material Tax returns of the Companies which have become due (taking into account valid extensions of time to file) prior to the date hereof, and has paid or caused to be paid all Taxes due, (iii) there are no outstanding Tax Liens that have been filed by any Tax authority against any property or assets of the Business and (iv) no claims are being asserted in writing with respect to any Taxes relating to the Business for which Buyer could be held liable under a successor liability (or similar) statute by reason of its acquisition of the Business.

                  (b) The provision made for Taxes on the April Balance Sheet is sufficient for the payment of all Taxes of the Companies due as of the date of the April Balance Sheet. Since the date of the April Balance Sheet, the Companies have not incurred any Taxes other than Taxes incurred in the ordinary course of business consistent in type and amount with past practices of the Companies.

                  (c) Since they were acquired or incorporated by Sellers, none of the Companies has been part of an affiliated, consolidated, combined or unitary group other than the consolidated group of one of the Sellers.

                  (d) Except as set forth in Schedule 4.3, (i) none of the Assets comprises "tax exempt use property" within the meaning of Section 168(h) of the Code and (ii) the Assigned Contracts do not include any lease made pursuant to former Section 168(f)(8) of the Internal Revenue Code of 1954.

                  (e) Seller is not a "foreign person" within the meaning of
Section 1445(f)(3) of the Code.

         4.4 ASSETS OTHER THAN REAL PROPERTY INTERESTS. Seller has good and marketable title to all assets reflected on the Balance Sheet or thereafter acquired, except those sold or otherwise disposed of since the date of such Balance Sheet in the ordinary course of business consistent with past practice, in each case free and clear of all Liens except: (a) such as are disclosed on Schedule 4.4 and (b) mechanics', carriers', workmen's, repairmen's or other like Liens arising or incurred in the ordinary course of business, Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, Liens for Taxes and other governmental charges which are not due and payable or which may thereafter be paid without penalty, and other imperfections of title, restrictions or encumbrances, if any, which Liens, imperfections of title, restrictions or other encumbrances do not, individually or in the aggregate, materially impair the continued use and operation of the specific assets to which they relate (the Liens described in the preceding clause (b) are hereinafter referred to collectively as "Permitted Liens"). Seller has completed each of the actions described on
Schedule 4.4 under the heading "Year 2000 Remediation and Oracle Implementation Actions."

         This Section 4.4 does not relate to real property or interests in real property, such items being the subject of Section 4.5.

         4.5 REAL PROPERTY. Schedule 2.1(a) sets forth a complete list of all Owned Properties and Schedule 2.1(b) sets forth a complete list of all Leased Properties and, as to Leased Property, identifies any leases relating thereto (an Owned Property or Leased Property being sometimes referred to herein individually as a "Business Property" and collectively as "Business Properties"). Seller has good, marketable and insurable fee title to all Owned Property, free and clear of all Liens, easements, covenants, rights-of-way and other similar restrictions of any nature whatsoever, except: (i) Permitted Liens, (ii) easements, covenants, rights-of-way and other similar restrictions of record (or contained in the respective title deeds) and (iii) (A) zoning, building and other similar restrictions, (B) Liens that have been placed by any developer, landlord or other third party on property over which Seller has easement rights or on any Leased Property and subordination or similar agreements relating thereto and (C) unrecorded easements, covenants, rights-of-way or other similar restrictions, none of which items set forth in clauses (A), (B) and (C) above, individually or in the aggregate, materially impair the continued use and operation of the property to which they relate.

         4.6 INTELLECTUAL PROPERTY. Schedule 2.1(e) sets forth a list of all material Intellectual Property (excluding know-how, trade secrets, specifications and processes and any such Intellectual Property that is included in Excluded Assets). MagneTek or one of the Companies is the owner of record, free and clear of any Liens other than Permitted Liens, in the relevant Patent or Trademark Office of all patents, trademark registrations or applications therefor on Schedule 2.1(e). With respect to registered trademarks, Schedule 2.1(e) contains a list of all jurisdictions in which such trademarks are registered or applied for and all registration and application numbers. Except as disclosed on Schedule 4.6 and except for licenses of software or firmware used in the Business that are generally available "off-the-shelf" through commercial software vendors, MagneTek or one of the Companies owns or has the right to use, without payment to any other party, the Intellectual Property except where the failure so to own or have the right to use such Intellectual Property would not have a Material Adverse Effect. Except as disclosed on Schedule 4.6, no third party has been licensed or permitted to use any of the Intellectual Property. Except as set forth on Schedule 4.8, no claims are pending or, to the Knowledge of Seller, threatened against Seller or any of the Companies by any person with respect to the ownership, validity, enforceability or use of any Intellectual Property, challenging or questioning the validity or effectiveness of any such Intellectual Property or alleging that any of Seller (in respect of the Business) or any Company is infringing upon the intellectual property rights of others, except in each such case, such claims as would not, individually or in the aggregate, have a Material Adverse Effect. To the Knowledge of Seller, except as disclosed on such Schedule, none of the Companies or MagneTek (in respect of the Business) are infringing on any third party's intellectual property in the operation of the Business except for such infringement which, individually or in the aggregate, would not have a Material Adverse Effect.

         4.7 CONTRACTS. Schedule 4.7 sets forth a list of each of the following types of Contracts to which MagneTek is a party and which relate to the Domestic Business or to which any Company is a party:

                  (a) any employment or severance agreement that has an aggregate future liability in excess of $100,000 (including any contracts or agreements with certain employees that relate to the transactions contemplated by this Agreement which are not being assumed by Buyer, referred to as "Stay and Pay" Agreements);

                  (b) any employee collective bargaining agreement or other contract with any labor union covering Business Employees;

                  (c) any Contract pursuant to which the aggregate of payments to become due from or to Seller or a Company is equal to or exceeds $500,000, and which is not terminable by no more than 60 days' notice or as to which the cost to terminate such Contract equals or exceeds $500,000;

                  (d) (i) any distributor, dealer, sales, advertising, agency, manufacturer's representative, franchise or similar Contract currently in effect, regardless of the amount of commissions payable thereunder, or (ii) any other contract requiring the payment of any commissions in excess of $500,000 per year;

                  (e) any option or other agreement to purchase or otherwise acquire or sell or otherwise dispose of any interest in real property;

                  (f)      any guaranty of the obligations of third parties;

                  (g) any agreement under which the Business or a Company has agreed to indemnify any third party with respect to, or to share, the Tax liability of any third party;

                  (h) any commitment to make a capital expenditure or to purchase a capital asset in excess of $100,000 by or on behalf of Seller or the Companies in connection with the operation of the Business;

                  (i) any agreement or commitment relating to the location of employees or minimum number of employees to be employed by Seller with respect to the Business or the Companies; or

                  (j) any other Contract which is material to the Business, the Assets or Assumed Liabilities other than this Agreement and the Transaction Documents.

                  Except as disclosed on Schedule 4.7, each Contract listed on Schedule 4.7 (and to the extent leases are not listed on Schedule 4.7, each lease in respect of Leased Property) is valid, binding and in full force and effect and is enforceable by the Seller or the Company that is party thereto in accordance with its terms. Except as disclosed in Schedule 4.7, the Seller or the Company that is party thereto has performed all material obligations required to be performed by it to date under the Contracts and is not in breach or default in any material respect thereunder and, to the Knowledge of Seller, no other party to any of the Contracts is in breach or default in any material respect thereunder.

                  The Motor Supply Agreement contains methodology for determining the actual cost of the motors produced under such Agreement that is the same in all material respects as the methodology historically used in the Business to determine such costs.

         4.8 LITIGATION; DECREES. Schedule 4.8 sets forth a list, as of the date of this Agreement, of all pending and, to the Knowledge of Seller, threatened lawsuits or claims with respect to which Seller or one of the Companies has been contacted in writing by the claimant or by counsel for the claimant relating to the Business which (a) has or can be reasonably expected to have an adverse effect on the Business exceeding $250,000 in damages or costs of compliance with an order or judgment, (b) seeks any injunctive relief or (c) seeks to prevent the Transactions. Schedule 4.8 sets forth a description of Sellers' and the Companies' product liability experience in respect of the Business for the period beginning July 1, 1997 to the present. Neither Seller nor any Company is in default under any judgment, order or decree of any court, administrative agency or commission or other Governmental Authority applicable to the Business; except where the default would not have a Material Adverse Effect.

         4.9 EMPLOYEE AND RELATED MATTERS. Schedule 4.9 sets forth each material Seller Plan. Each such Seller Plan has been maintained in material compliance with all applicable laws and regulations and in accordance in all material respects with the provisions of such Seller Plan. None of MagneTek's assets is subject to a Lien, actual or contingent, under Section 4068 of ERISA, nor will consummation of the Transactions give rise to liability under Sections 4062, 4063, 4064, 4069 or 4201 of ERISA. Seller has made available to Buyer true, complete and correct copies of (i) each such Seller Plan (or, in the case of any unwritten Seller Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the IRS with respect to each Seller Plan that is subject to Title IV of ERISA and (iii) the most recent summary plan description for each Seller Plan for which such a summary plan description is required.

         4.10 ENVIRONMENTAL MATTERS. Except as disclosed on Schedule 4.10, or in any report prepared for Buyer reflecting results of investigations conducted in connection with Buyer's acquisition-related due diligence ("Buyer Environmental Reports"):

                  (a) (i) the Business is in compliance with all applicable Environmental Laws, including permitting requirements, except where any instance of non-compliance would not have a Material Adverse Effect and (ii) since January 1, 1997 Seller has not received written notice of any claim, investigation, demand or notice by any Person alleging non-compliance with or liability under any Environmental Law in respect of the Business which would, individually or in the aggregate, have a Material Adverse Effect and, to the Knowledge of Seller, Seller is not the subject of any such claim, investigation or demand. To the Knowledge of Seller, there is no underground storage tank at any Business Property, and there has not been any underground storage tank at any Business Property of the Domestic Business.

                  (b) Except for the existing conditions at and around the McMinnville Facility, there is no existing contamination by, and there has not been the release of, any Hazardous Material on, at or under any Business Property that has or would have a Material Adverse Effect. Except where the presence of a Hazardous Material or the knowledge of the presence of a Hazardous Material constitutes a failure to comply with Environmental Laws, nothing in this Section 4.10(b) pertains to any compliance or permitting matters, which are covered solely by Section 4.10(a).

No representation or warranty is made in this Agreement as to any matters relating to the environment, Environmental Laws or Hazardous Materials except in this Section 4.10.

         4.11     EMPLOYEE AND LABOR RELATIONS.  Except as set forth on
Schedule 4.11:

                  (a) there is no labor strike, dispute, or work stoppage or lockout pending, or, to the Knowledge of Seller, threatened, involving the Business;

                  (b) to the Knowledge of Seller, no union organization campaign is in progress with respect to the employees of the Business, and no question concerning representation exists respecting such employees;

                  (c) there is no unfair labor practice charge or complaint against Seller or any Company pending, or, to the Knowledge of Seller, threatened, before the National Labor Relations Board or similar governmental agency outside of the United States involving the Business that has or can be reasonably expected to have a Material Adverse Effect;

                  (d) there is no pending, or, to the Knowledge of Seller, threatened, grievance involving an employee of the Business that has or can be reasonably expected to have, if adversely decided, a Material Adverse Effect; and

                  (e) no charges with respect to or relating to Seller or any Company in respect of the Business are pending before the Equal Employment Opportunity Commission or any other Governmental Authority responsible for the prevention of unlawful employment practices that has or can be reasonably expected to have a Material Adverse Effect.

         4.12     COMPLIANCE WITH LAW; PERMITS.

                  (a) Except as set forth in Schedule 4.12(a), none of Seller or the Companies are in violation of any Requirement of Law applicable to the Business, which violation has or can be reasonably expected to have an adverse effect on the Business exceeding $250,000 in damages or costs of compliance with Requirements of Law.

                  (b) Except as set forth in Schedule 4.12(b), (i) Seller and the Companies have all licenses, permits, orders, approvals and other authorizations of or from all Governmental Authorities which are necessary in the conduct of the Business ("Permits"), (ii) such Permits are in full force and effect, and (iii) no violations or claimed violations are pending before any Governmental Authority with respect to such Permits except any such violation or claimed violation as would not be required to be set forth on
Schedule 4.8.

         4.13 PRODUCT WARRANTY AND PRODUCT LIABILITY. Schedule 4.13 contains a true, correct and complete copy of Seller's and the Companies' standard warranty or warranties for sales of Products. Except as set forth or described on Schedule 4.13, neither Seller nor the Companies has outstanding any warranty which differs in any material respect from such standard warranties. Except as set forth on Schedule 4.13, MagneTek has not received notice, since July 1, 1998, from any customer to the effect that such customer has experienced product quality problems of such significance that it has reason to believe a concession of over $25,000 would be required in order to resolve such customer's concerns. Each of the Products produced or sold by Seller in connection with the Business or by the Companies is, and at all times up to and including the sale of such Product has been, (i) in compliance in all material respects with all Requirements of Law, (ii) fit for the ordinary purposes for which it is intended to be used and (iii) conforms in all material respects to any promises or affirmations of fact made on the packaging or instructions for such product or in connection with its sale. Except as set forth on Schedule 4.13, on the date of this Agreement, to the extent required by law or by a customer, all Products currently offered by the Business have been rated and approved by Underwriters Laboratories or the analogous foreign body, as the case may be. The Business is in compliance in all material respects with all requirements relating to such ratings and approvals, and Seller and the Companies have not received any notice that such ratings or approvals may be revoked or withdrawn. Schedule 4.13 sets forth a description of all warranty claims processed since July 1, 1998 and all customer concessions, in each case that have been recorded in amounts exceeding, in any one such claim or concession, $50,000. The term "Products" as used in this Section 4.13 means any and all products currently designed, manufactured, distributed or sold by Seller or the Companies or subject to ongoing warranty.

         4.14 ASSETS OF THE BUSINESS. Except for any Excluded Assets (other than those described in Section 2.2(e) or (f)) or Assets that may not be transferred to Buyer pursuant to Section 8.1 and except as set forth on
Schedule 4.14, the Assets, the assets of the Companies and the rights conferred by the Transaction Documents comprise all of the properties, assets (including, without limitation, computer software and licenses therefor) and rights of Seller and the Companies material to the conduct of the Business as presently conducted and are adequate to conduct the Business on a basis consistent with past practice. Schedule 4.14 lists all material services provided by employees of Seller or its Affiliates (other than employees located at the Facilities) that relate to the Business and all material supply arrangements between the Business and another business of Seller or any Affiliate of Seller, in each case since July 1, 1998. EXCEPT

AS EXPRESSLY PROVIDED HEREIN, SELLER MAKES NO REPRESENTATION OR WARRANTY CONCERNING THE ASSETS OR THE BUSINESS, INCLUDING AS TO THE QUALITY, CONDITION, MERCHANTABILITY, SALABILITY, OBSOLESCENCE, WORKING ORDER OR FITNESS FOR A PARTICULAR PURPOSE THEREOF. EXCEPT AS EXPRESSLY PROVIDED HEREIN, THE ASSETS ARE SOLD TO BUYER "AS IS AND WHERE IS."

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

         5.1      AUTHORITY; NO CONFLICTS; GOVERNMENTAL CONSENTS.

                  (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the Transactions. All corporate acts and other proceedings required to be taken by Buyer to authorize the execution, delivery and performance of the Transaction Documents and the Transactions have been duly and properly taken. This Agreement has been, and the Transaction Documents, when executed, will be, duly executed and delivered by Buyer and constitute valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally or by general principles (regardless of whether such enforceability is considered in a proceeding in equity or law).

                  (b) Except as disclosed on Schedule 5.1(b), the execution and delivery of this Agreement does not and of the other Transaction Documents will not, and the consummation of the Transactions and compliance with the terms of the Transaction Documents will not, conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Buyer under, any provision of (i) the Certificate of Incorporation or By-Laws of Buyer, (ii) any Contractual Obligation of Buyer or (iii) any judgment, order or decree or, subject to the matters described in clauses
(A)-(D) below, statute, law, ordinance, rule or regulation applicable to Buyer or its property or assets. No material consent, approval, license, permit order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other Governmental Authority is required to be obtained or made by or with respect to Buyer or its Affiliates in connection with the execution and delivery of the Transaction Documents or the consummation by Buyer of the Transactions, other than (A) compliance with and filings under Section 13(a) and 15(d), as the case may be, of the Exchange Act, (B) compliance with and filings and notifications under applicable state environmental laws, (C) compliance with and filings under the HSR Act and the Mexican Antitrust Law and (D) those that may be required solely by reason of Seller's (as opposed to any other third party's) participation in the transactions contemplated hereby.

         5.2 ACTIONS AND PROCEEDINGS, ETC. There are no: (a) outstanding judgments, orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Buyer or (b) actions, suits, claims or legal, administrative or arbitration proceedings or investigations pending or, to the knowledge of Buyer, threatened against Buyer in either case that are reasonably likely to materially and adversely affect the ability of Buyer to enter into and perform its obligations under this Agreement.

         5.3 BUYER'S ACKNOWLEDGMENT. Buyer acknowledges and agrees that, (a) other than the representations and warranties of Seller specifically contained in this Agreement, there are no representations or warranties of Seller either expressed or implied with respect to such Seller, the Business or the Transactions and (b) it shall have a right to indemnification solely as provided in Article X hereof and shall have no claim or right to indemnification with respect to any information, documents or materials furnished by either Seller or any of its officers, directors, employees, agents or advisors, or otherwise available to Buyer.

         5.4 SOLVENCY. Immediately after giving effect to the Transactions, Buyer will be able to pay its debts as they become due and will own property which has a fair salable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities). Immediately after giving effect to the Transactions, Buyer will have adequate capital to carry on its businesses. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement with the intent to hinder, delay or defraud either person or future creditors of Buyer.

         5.5 NO KNOWLEDGE OF SELLER'S BREACH. Buyer does not have knowledge of any breach of any representation or warranty by Seller. If Buyer obtains knowledge relevant to the representations and warranties of Seller under this Agreement before the Closing Date (whether through Seller or otherwise), then for the purposes of Seller's liability under such representations and warranties the effect shall be as if the representations and warranties were so modified in this Agreement, and no claim for indemnification may be made under Article X hereof to the extent such claim would not arise under such modified representation or warranty. For purposes of this Section 5.6, Buyer will not be deemed to have knowledge of any breach of any representation or warranty unless one of the individuals named in Schedule 5.6 has actual knowledge thereof, and Seller shall bear the burden of proof with respect thereto.

                                   ARTICLE VI

                               COVENANTS OF SELLER

         Seller covenants and agrees as follows:

         6.1 ACCESS. Subject to the provisions of Section 7.1 hereof, prior to the Closing, Seller will give Buyer and its representatives, employees, counsel and accountants reasonable access during normal business hours and upon reasonable notice, to the personnel, properties, books and records of the Business for purposes of investigating its assets, operations, prospects, obligations and liabilities; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of the Business. Additionally, subject to the provisions of Section 7.1 hereof and to prior notification and the consent (which will not be unreasonably withheld or delayed) of Buyer, Buyer and such representatives may contact the principal customers and suppliers of the Business for purposes of the foregoing investigation. Without limiting Seller's obligations under this Section 6.1, upon the Closing or sooner with the consent of Seller, which shall not be unreasonably withheld, Buyer may arrange, at Buyer's expense, to have such financial statements for the Business audited as Buyer is required to file with the Securities and Exchange Commission in a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         6.2 ORDINARY CONDUCT; NO SHOPPING. Except as contemplated by this Agreement or as set forth in Schedule 6.2, from the date hereof to the Closing, Seller agrees to cause the business of the Business to be conducted in the ordinary course in substantially the same manner as presently conducted and will make all reasonable efforts, consistent with past practices, to preserve relationships with employees, customers, suppliers and others with whom the Business deals. Except as contemplated by this Agreement, Seller will not, without the prior written consent of Buyer, which consent will not be unreasonably withheld or delayed, (i) take any action which would cause the representations and warranties of Seller herein to be untrue in any material respect or (ii) transfer any employee of the Business to another business of MagneTek or transfer any employee of another MagneTek business to the Business. Seller will provide Buyer with interim monthly financial statements of the Business and other management reports as and when they are available. Seller will not directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of the Business or the Assets or any part thereof (an "Acquisition Proposal"), and Seller will immediately advise Buyer of the receipt of any Acquisition Proposal.

         6.3 INSURANCE. Seller shall keep, or cause to be kept, all insurance policies presently maintained relating to the Business and its properties, or replacements therefor, in full force and effect through the close of business on the Closing Date. Buyer will not have any rights under any such insurance policies from and after the Closing Date.

         6.4 TITLE COMMITMENT. Prior to Closing, Seller shall furnish to Buyer at the parties' expense, equally shared a standard ALTA Form 1992 commitment for an owner's policy of title insurance (the "Title Commitment"), together with a copy of each document referenced in said commitments, issued by a title company selected by Buyer ("Title Company") in an amount determined by Buyer prior to the Closing and reasonably acceptable to Seller as to each Owned Property being conveyed insuring good and marketable title thereto (expressly including all easements and other appurtenances) and including extended coverage deleting all of the standard exceptions, nonimputation endorsements and containing such additional endorsements as Buyer shall reasonably request; PROVIDED that Buyer shall bear all incremental premium expense for such endorsements to the extent such expense exceeds ten thousand dollars ($10,000) in the aggregate. Seller agrees to provide the Title Company with such affidavits, certificates or indemnitees as the Title Company may reasonably require to issue the above-referenced Title Commitment and corresponding title policy. Seller shall also cooperate with Buyer to enable Buyer to obtain, at Buyer's expense, not less than ten
(10) Business Days prior to closing, surveys of each Owned Property prepared in accordance with current ALTA/ASCM standards, certified to Buyer and the Title Company each dated no more than ninety (90) days prior to Closing and containing a detailed legal description, such ALTA/ASCM Table A requirements as may be requested by Buyer, and a surveyor's certificate acceptable to Buyer and the Title Company and prepared by a surveyor satisfactory to Buyer licensed to practice in the state where the Owned Property is located. Buyer shall have ten (10) Business Days after receipt of said Title Commitments and surveys in which to raise title objections as to any material matters. If such objections are raised by Buyer, then Seller shall have fifteen (15) days from the date such objections are raised to cure the same and the Closing Date shall be extended accordingly. If objections are not satisfied by the extended Closing Date, this Agreement shall terminate unless Buyer elects to waive the unsatisfied objections and consummate the Transactions.

         6.5 ACCOUNTS RECEIVABLE. For a period of sixty (60) days after the Closing, on the first business day of each week after the Closing Date, and thereafter, promptly following receipt of proceeds from accounts receivable of the Business, Seller agrees to promptly forward to Buyer any and all proceeds from accounts receivable of the Business that are received by Seller after the Closing Date. If, after the Closing Date, Seller receives any payment from any Person who at the time of such payment has outstanding accounts payable to Seller, on the one hand (for the purposes of this Section, "Seller Accounts Receivable"), and to the Buyer, on the other hand (for the purposes of this Section, "Buyer Accounts Receivable"), and the payment (a) does not indicate whether it is in respect of Seller Accounts Receivable or Buyer Accounts Receivable or (b) indicates that it is in payment of both Seller Accounts Receivable and Buyer Accounts Receivable without specifying the portion to be allocated to each, then Seller and Buyer shall consult with one another to determine the proper allocation of such payment; and, if they are unable to reach agreement on the proper allocation, such payment shall be applied so as to retire Seller Accounts Receivable and Buyer Accounts Receivable in chronological order based upon the period of time such accounts receivable have existed on the books of Seller or Buyer, as the case may be.

         6.6      NONCOMPETITION.

                  (a) Each Seller acknowledges and recognizes that the Business has been conducted by Sellers, and substantial sales of its products have been made, throughout the world, and further acknowledges and recognizes the highly competitive nature of the industry in which the Business is involved. Accordingly, in consideration of the premises contained herein and the consideration to be received hereunder, and in consideration and as an inducement to Buyer to consummate the Transactions, Sellers shall not from and after the Closing until the fifth anniversary of the Closing Date (A) directly or indirectly engage, whether or not such engagement shall be as a partner, stockholder, Affiliate or other participant, in any Competitive Business, or represent in any way any Competitive Business, whether or not such engagement or representation shall be for profit (and including the license of the MagneTek mark in connection with a Competitive Business), or
(B) induce any employee of Buyer or the Business to terminate his employment with Buyer. As used herein, "Competitive Business" shall mean any business involving the sale of any of the products described in Schedule 6.6 ("Restricted Motors") in any city or county in any state of the United States or anywhere outside the United States. Anything in this Section 6.6 to the contrary notwithstanding, the acquisition by any Seller of any Person, less than 10% of the gross revenues of which are derived in a Competitive Business, shall not constitute a breach of this Section 6.6 if such Competitive Business of such Person is sold or otherwise disposed of or discontinued within the year following such acquisition. In addition, nothing in this Agreement shall prohibit Sellers from (i) acquiring no more than 5%, in the case of a privately held Person, and no more than 5%, in case of a Person whose securities are actively traded in any securities market worldwide, of the securities of any class of a Person engaged in a Competitive Business or (ii) selling any Restricted Motor in combination with any drive product. In addition, the provisions of this Section 6.6 will automatically expire and become null and void in the event of a change of control of MagneTek. For purposes of this Section 6.6, a change of control of MagneTek will be deemed to have occurred if, as a result of one or a series of related transactions, Persons beneficially owning at least 51% of MagneTek's voting stock prior to the first such transaction cease to continue to beneficially own such voting stock (directly or through one or more holding companies), it being understood that this provision is intended to apply to circumstances in which a third Person acquires or succeeds to ownership or control of substantially all of the assets or business of MagneTek as constituted immediately prior to such acquisition or succession. In the event of a change of control, the successor to MagneTek shall be bound, for the remainder of the term of this Section 6.6, not to use the MagneTek mark in connection with the sale of any Restricted Motors.

                  (b) The prohibition in Section 6.6(a) shall apply to all political subdivisions or regions in all states of the United States and all geographical areas worldwide. Sellers agree that, in connection with the purchase by Buyer of the Assets (including the goodwill) of the Business, the time and geographic restrictions set forth above are reasonable. Sellers agree that the remedy at law for any breach by Sellers of this Section 6.6 will be inadequate and that Buyer shall be entitled to injunctive relief. The parties intend that the unenforceability or invalidity of any term or provision of this Section 6.6 shall not render any other term or provision contained herein unenforceable or invalid. If the activities described in
Section 6.6(a) or the period of time or the

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

geographical area covered by this Section 6.6 should be deemed too extensive, then the parties intend that this Section 6.6 be construed to cover the maximum scope of business activities, period of time and geographical area (not exceeding those specifically set forth herein) as may be permissible under applicable law.

         6.7 CONFIDENTIAL INFORMATION. On and after the day of the Closing, Sellers will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents ("Representatives") to hold, in confidence, unless compelled to disclose by any Requirement of Law, all confidential documents and information concerning the Business (including any confidential information or documents provided to it pursuant to Section 8.6 and any trade secrets or other proprietary information forming a part of the Intellectual Property) (the "Confidential Information"), except to the extent that such information is (a) in the public domain through no fault of Sellers or any of their Representatives or (b) later lawfully acquired by Sellers on a non-confidential basis from sources other than Buyer or any of its Affiliates. The obligation of Sellers to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information. Nothing in the foregoing is intended to expand the covenant of Seller contained in Section 6.6, it being understood, however, that this Section 6.7 shall continue to preclude the divulgence of Confidential Information by Sellers to third parties after the expiration of the covenant contained in Section 6.6.

         6.8 REPURCHASE OF CERTAIN ACCOUNTS RECEIVABLE. MagneTek agrees that it will purchase, for the face amount thereof, any or all of the accounts receivable described on Schedule 6.8 as to which the Buyer notifies MagneTek that it will require such repurchase. Such notice must be given by Buyer, if at all, no earlier than October 31, 1999 and no later than November 15, 1999.

         6.9 RESOLUTION OR REMEDIATION OF CERTAIN ENVIRONMENTAL MATTERS IDENTIFIED PRIOR TO THE CLOSING DATE.

                  (a) MagneTek agrees, at its own expense no later than the 90th day after the Closing Date, to resolve or correct the matters described on Schedule 6.9 as required under applicable Environmental Law, with the rights and duties of the parties in respect of the conduct of such activities being subject to the provisions of Section 10.3 hereof. In the event MagneTek fails to fulfill timely the foregoing obligation, Buyer shall be entitled to assume the remaining work necessary to perform such obligations, and MagneTek will indemnify Buyer for all of its out-of-pocket expenses reasonably incurred in such performance. In all events, MagneTek will indemnify Buyer for any Losses arising from any non-compliance of the Business or Business Properties with applicable Environmental Law reflected on Schedule 6.9.

                  (b) Buyer will provide MagneTek with the Buyer
Environmental Reports promptly as these become available. In respect of all such properties other than the McMinnville Facility and the facility at Owosso, Michigan (the "Secondary Properties"), MagneTek will

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

notify Buyer on or before the Closing Date as to whether it elects to retain any such Secondary Property or to transfer it (or the related leasehold interest) to Buyer. In the event MagneTek elects to transfer a Secondary Property, MagneTek will thereby have agreed to perform, at its sole cost and expense, all investigation and remediation necessary under Environmental Law in respect of such Secondary Property, in which case the provisions of
Section 10.3 shall govern the parties' respective rights and duties. In the event MagneTek does not so elect to transfer a Secondary Property, MagneTek will have an additional 120-day period during which to evaluate the necessary investigation and remediation, at the end of which it will have the right to notify Buyer that it does elect to transfer the Secondary Property, and such notification will also evidence MagneTek's agreement to perform the required investigation and remediation as aforesaid. MagneTek may also determine, at the end of such 120-day period, that it will not transfer the Secondary Property, in which case such Secondary Property will be considered an Excluded Facility for all purposes hereunder except that the employees of such facility who would not otherwise be Business Employees will continue to be treated as Business Employees under this Agreement. During such 120-day period, the Purchase Price will be provisionally adjusted to reflect the exclusion of any Secondary Property not transferred, subject to payment of the amount provisionally excluded (as adjusted to reflect changes in the ordinary course of business in the net book value of such Business Property from that reflected on the April Balance Sheet) in the event MagneTek elects to transfer the Secondary Property at the end of such period. The parties' conduct during such 120-day period will comply with the provisions of Section
10.3. In the event MagneTek ultimately retains a Secondary Property, MagneTek and Buyer will negotiate in good faith prior to the Closing to enter into a lease (which will be a sublease, if permitted, in the case of a Business Property as to which Seller holds only a leasehold interest) ending on the second anniversary of the date on which MagneTek notifies Buyer that it will not transfer the applicable Secondary Property, or such earlier date as Buyer shall request, such lease to provide for payment by Buyer of (i) all expenses relating to the ownership and operation of the Secondary Property (subject to Seller's obligations under this Agreement, and other than certain significant repair items to be negotiated) and (ii) market rental in the vicinity of the Secondary Property. MagneTek will be responsible for all severance costs of employees terminated in connection with Buyer's vacating the Secondary Property, which it will pay to terminated employees on the same basis as it would have paid had such employees remained in or been in MagneTek's employ through the date of their termination assuming payment in accordance with MagneTek's severance guidelines and policies in effect on the date hereof. In all events, MagneTek will indemnify Buyer for any Losses it reasonably incurs under Environmental Law as a result of the continued existence, during such 120-day period and of any lease term, of the condition of the relevant Secondary Property on the Closing Date. Any risk and cost of vacating the Secondary Property at the end of the lease term will, except as aforesaid, be entirely borne by Buyer.

                  (c) In respect of the Owosso facility, Buyer will have the right to notify Seller on or before the Closing Date that it elects not to accept the transfer of such facility and Seller will have the right to notify Buyer on or before the Closing Date that it elects not to transfer such facility. In the absence of such notice, the Owosso facility will be treated the same as a

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

Secondary Facility that is transferred to Buyer as described in subparagraph
(b) above. In the event Buyer so notifies MagneTek, or MagneTek so notifies Buyer, both parties will have 270 days at their own respective expense to evaluate the necessary investigation and remediation. In the event either party gives the foregoing notice, MagneTek and Buyer will negotiate in good faith to enter into a lease prior to the Closing upon the same terms as are set forth above, and the employees of such facility will be treated as Business Employees. The parties' conduct during such period shall comply with
Section 10.3, except that MagneTek will cooperate with Buyer and Buyer will be permitted (before and after the Closing) to take such actions as are necessary to complete a "Baseline Environmental Assessment" and file a report with respect thereto in accordance with Michigan law, and Buyer will give MagneTek a reasonable opportunity to comment upon materials prepared for such filings and will accept any reasonable input from MagneTek in the process. Buyer will have the right, prior to the end of such 270-day period or the time the Governmental Authorities exercising jurisdiction over such remediation have approved an investigation and remediation plan relating to the facility, whichever is later, to notify MagneTek whether it will accept the transfer of the Owosso facility, and MagneTek will have the right, within such 270-day period, to notify Buyer that it elects not to transfer such facility. If neither party elects to prevent the transfer, the Owosso facility will be transferred promptly after the expiration or waiver of the applicable period and MagneTek will thereby have agreed to perform, at its sole cost and expense, all investigation and remediation necessary under Environmental Law in respect of the Owosso facility, and the provisions of
Section 10.3 will govern the parties' respective rights and duties. If either party elects to provisionally exclude the Owosso facility from the Transaction, the Purchase Price will be provisionally adjusted as set forth in Section 2.5(d), subject to the payment to MagneTek in the event of the subsequent transfer of the Owosso facility of the amount so excluded (as adjusted to reflect changes in the ordinary course of business in the net book value of the Owosso facility from that reflected on the April Balance Sheet). In the event either Buyer or MagneTek elects not to transfer the Owosso facility, the parties will extend the lease until no later than the second anniversary of the date on which notice is given by a party that the Owosso facility will not be transferred. In the event the exclusion of the facility occurs at MagneTek's election, MagneTek will have the same responsibility for severance to employees as is described under subparagraph
(b) above, and in the event such exclusion is at the election of Buyer, Buyer will have all responsibility for severance of such employees. In each such case and except as to the employees as described in this subparagraph (c), the Owosso facility will as a result of such exclusion be considered an Excluded Facility for all purposes hereunder. MagneTek will indemnify Buyer for any Losses it reasonably incurs under Environmental Law as a result of the continued existence, during the period during which transfer of the Owosso facility is held in abeyance and of any lease term, of the condition of the Owosso facility on the Closing Date. Any risk and cost of vacating the Owosso facility at the end of the lease term will, except as aforesaid, be entirely borne by Buyer.

                  (d) MagneTek agrees to use commercially reasonable efforts to assign or otherwise make available to the Buyer the benefits of its indemnification agreement from GA-TEK, Inc. (a purported successor to Gould, Inc. hereinafter, "Gould") pertaining to the conditions at the McMinnville Facility, in each case without breaching any obligations or releasing any rights it has in respect thereto, it being the parties' intention to respect all of the provisions of such indemnification agreement and to cooperate with each other in respect of its enforcement. Buyer agrees, whether or not such consent is obtained, to use commercially reasonable efforts (but without expenditure of more than incidental monies or the obligation to institute litigation or to materially delay) to seek performance from Gould of such indemnification prior to pursuing MagneTek. Buyer also agrees that if MagneTek obtains and pays all premiums for and maintains insurance in respect of the foregoing conditions at the McMinnville Facility that is substantially commensurate with the indemnification provided to the Buyer under Section 10.1(d) in respect of the McMinnville Facility (and retains all liability and obligation in respect of any deductible or retention associated with such insurance), and such insurance is reasonably acceptable to Buyer, then such indemnification will expire automatically and MagneTek will have no liability or obligation to Buyer thereunder except the premiums and deductibles for such insurance. In addition, in the event MagneTek obtains the consent to assignment from Gould as described above in form and substance reasonably acceptable to Buyer, and Buyer obtains, and is able to substantiate to its reasonable satisfaction, evidence that Gould is at least as fiscally viable as MagneTek as of the Closing Date, Buyer will also release MagneTek from its indemnification obligation in respect of the McMinnville Facility (except insofar as MagneTek has any independent responsibility for such conditions at the McMinnville Facility). The parties agree that to the extent MagneTek is responsible for performing or ensuring the performance of the investigation and remediation of the McMinnville Facility, as between the parties the provisions of Section 10.3 hereof will govern the parties' rights and duties. In addition, unless MagneTek's indemnification liability for the McMinnville Facility has theretofore been released under this subparagraph by virtue of MagneTek providing insurance to Buyer, if at any time after the Closing MagneTek's net worth shall be less than $80,000,000, MagneTek will at its expense within 30 days after receiving a request from Buyer to do so, obtain and deliver to Buyer, and thereafter maintain, a letter of credit, suretyship bond or similar instrument in form and substance (including the identity of the issuer) reasonably acceptable to Buyer in favor of Buyer in respect of the remaining estimated clean-up cost for the McMinnville Facility in respect of the indemnification provided to Buyer under Section 10.1(d) (to be determined without regard to any future contribution thereto by Gould), such bond or other instrument to be progressively reduced as the clean-up progresses (and to be cancelled at such time as the remaining exposure is less than $1,000,000). Buyer and MagneTek will at such time negotiate in good faith as to the appropriate amount to be secured by such instrument (or any reduction in the amount thereof). If Buyer and MagneTek fail to agree as to the appropriate amount of such surety (or any reduction thereof), then at any time at the request of either party they shall select a nationally recognized environmental consultant to resolve the dispute. Buyer and MagneTek will use commercially reasonable efforts to ensure that the appropriate amount to be secured by such instrument (or any reduction thereof) is determined within 30 days after the first request by a party to determine such amount. If MagneTek (or a successor in interest to its obligation hereunder) ceases to report financial information in publicly available filings with the SEC, then MagneTek will, at the reasonable request of Buyer from time to time, furnish Buyer with financial statements from which its net worth is reasonably ascertainable.

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

                                   ARTICLE VII

                               COVENANTS OF BUYER

         Buyer covenants and agrees as follows:

         7.1 CONFIDENTIALITY. Buyer acknowledges that the information being provided to it by Seller is subject to the terms of a confidentiality agreement between Buyer and Seller (the "Confidentiality Agreement"), the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate; PROVIDED, HOWEVER, that Buyer acknowledges that the Confidentiality Agreement will terminate only with respect to information relating solely to the Business; and PROVIDED, FURTHER, HOWEVER, that Buyer acknowledges that any and all other information provided to it by Seller or Seller's representatives concerning Seller shall remain subject to the terms and conditions of the Confidentiality Agreement after the date of the Closing.

         7.2 ACCOUNTS RECEIVABLE. For a period of sixty (60) days after the Closing, on the first business day of each week after the Closing Date, and thereafter, promptly following receipt of proceeds from accounts receivable of Seller, Buyer agrees to promptly forward or cause to be forwarded to Seller any and all proceeds from accounts receivable of Seller that are received by Buyer after the Closing Date. If, after the Closing Date, Buyer receives any payment from any person who at the time of such payment has outstanding accounts payable to Seller, on the one hand (for the purposes of this Section, "Seller Accounts Receivable"), and to Buyer, on the other hand (for the purposes of this Section, "Buyer Accounts Receivable"), and the payment (a) does not indicate whether it is in respect of Seller Accounts Receivable or Buyers Accounts Receivable or (b) indicates that it is in payment of both Seller Accounts Receivable and Buyer Accounts Receivable without specifying the portion to be allocated to each, then Seller and Buyer shall consult with one another to determine the proper allocation of such payment; and, if they are unable to reach agreement on the proper allocation, such payment shall be applied so as to retire Seller Accounts Receivable and Buyer Accounts Receivable in chronological order based upon the period of time such accounts receivable have existed on the books of Seller or Buyer, as the case may be.

         7.3 WAIVER OF BULK SALES LAW COMPLIANCE. Buyer hereby waives compliance by Seller with the requirements, if any, of Article 6 of the Uniform Commercial Code as in force in any state in which Assets are located and all other similar Requirements of Law applicable to bulk sales and transfers, to the extent applicable to the Transactions.

         7.4 EXCLUDED ASSETS. If, after the Closing Date, Excluded Assets shall remain on the premises utilized or controlled by Buyer, then Buyer shall take reasonable steps at the request and expense of Seller to deliver such Excluded Assets to such Seller, and so long as such assets remain in Buyer's control, shall exercise reasonable care with respect thereto, and in no event less care than with respect to its own properties.

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

         7.5 COOPERATION. Buyer agrees to cooperate with MagneTek in resolving any action, suit, investigation or proceeding relating to issues raised directly or indirectly by the EEOC Charge, which cooperation shall include, but not be limited to, not unreasonably withholding its consent to be bound by any order or directive issued by the EEOC. MagneTek will indemnify Buyer for any Loss it incurs as a result of such cooperation including, but not limited to, training costs associated with any equitable remedy imposed by any court or pursuant to any settlement agreement.

         7.6 CHANGE OF COMPANY NAMES. Effective on or promptly after the Closing Date, Buyer will take such actions as are necessary under local law to remove the name "MagneTek" from that of any of the Companies it will operate after the Closing.

                                  ARTICLE VIII

                                MUTUAL COVENANTS

         Each of Seller and Buyer covenant and agree as follows:

         8.1 HSR FILINGS; PERMITS AND CONSENTS.

                  (a) Seller and Buyer will as promptly as practicable, but in no event later than ten Business Days following the execution and delivery of this Agreement, file with the United States Federal Trade Commission (the "FTC") and the United States Department of Justice (the "DOJ") the notification and report form, if any, required for the Transactions and any supplemental information requested in connection therewith pursuant to the HSR Act. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act. Seller and Buyer shall furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act. Seller and Buyer shall keep each other apprised of the status of any communications with, and inquiries or requests for additional information from, the FTC and the DOJ and shall comply promptly with any such inquiry or request. Seller and Buyer will use all reasonable efforts to obtain any clearance required under the HSR Act for the Transactions.

                  (b) As promptly as practicable after the date hereof, Buyer and Seller shall make all other filings with governmental bodies and other regulatory authorities, and use all reasonable efforts to obtain all permits, approvals, authorizations and consents of all third parties, required to consummate the Transactions. Without limiting the generality of the foregoing, Seller shall use commercially reasonable efforts to assist Buyer in replicating all of Seller's Underwriters Laboratories and similar product testing service association approvals and certifications related to the Business; PROVIDED, that Buyer will reimburse Seller for any out-of-pocket expense incurred in such activities and Seller will not be required to provide more than incidental and DE MINIMUS employee services in connection therewith. Buyer and Seller shall furnish promptly to each other all information that is not otherwise available to the other party and that such party may reasonably request in connection with any such filing. Buyer and Seller shall use reasonable efforts to obtain such consents to the assignment of the Assigned Contracts as may be required. Buyer acknowledges that consents to the Transactions may be required from parties to the Assigned Contracts, that such consents have not been obtained and that, notwithstanding any other provision hereof, Seller will not assign to Buyer at the Closing any Assigned Contract that by its terms requires, prior to such assignment, the consent of any other contracting party thereto unless such consent has been obtained prior to the Closing Date.

                  (c) Buyer agrees that Seller shall have no liability whatsoever to Buyer arising out of or relating to the failure to obtain any consents to the assignment of Contracts that may be required in connection with the Transactions or because of the default, acceleration or termination of any Assigned Contract as a result thereof. Buyer further agrees that no representation, warranty or covenant of Seller contained herein shall be breached or deemed breached, as a result of (i) the failure to obtain any such consent or as a result of any such acceleration or termination or (ii) any lawsuit, action, claim, proceeding or investigation commenced or threatened by or on behalf of any Person arising out of or relating to the failure to obtain any such consent or any such acceleration or termination. Seller shall cooperate with Buyer in any reasonable manner in connection with Buyer obtaining any such consents; PROVIDED, HOWEVER, that such cooperation shall not include any requirement that Seller commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. The Purchase Price shall not be subject to adjustment by reason of any such consents that are not obtained.

                  (d) With respect to each such Assigned Contract not assigned on the Closing Date, after the Closing Date Seller shall continue to deal with the other contracting party(ies) to such Assigned Contract as the prime contracting party, and Buyer and such Seller shall continue to use reasonable efforts to obtain the consent of all required parties to the assignment of such Assigned Contract. Such Assigned Contract shall be promptly assigned by Seller to Buyer after receipt of such consent after the Closing Date. Notwithstanding the absence of any such consent, Buyer shall be entitled to the benefits of such Assigned Contract accruing after the Closing Date to the extent that Seller may provide Buyer with such benefits without violating the terms of such contract; and to the extent such benefits are so provided, Buyer agrees to perform at its sole expense all of the obligations of Seller to be performed under such Assigned Contract after the Closing Date; PROVIDED, HOWEVER, that, to the extent such benefits are not so provided, Buyer shall have no obligation pursuant to Section 2.3 with respect to such Contract and any such Contract shall not be deemed to be an Asset, and the related liability shall not be deemed an Assumed Liability. Notwithstanding anything to the contrary in this Section 8.1, Seller shall not be relieved of its obligations under the Supply and Service Agreements.

         8.2 COOPERATION. Buyer and Seller shall cooperate with each other and shall cause their officers, employees, agents, auditors and representatives to cooperate with each other after the Closing to ensure the orderly transition of the Business to Buyer and to minimize any disruption to the respective businesses of Seller or the Business that might result from the

Transactions. Neither party shall be required by this Section 8.2 to take any action that would unreasonably interfere with the conduct of its business.

         8.3 PUBLICITY. Seller and Buyer agree that, from the date hereof through the Closing Date, no public release or announcement concerning the Transactions shall be issued without the prior consent of each party (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be required by any Requirement of Law, in which case the party required to make the release or announcement shall allow the other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, Seller shall provide Buyer access to, and facilitate meetings with, the employees of the Business for the purposes of making announcements concerning, and preparing for the consummation of, the Transactions.

         8.4 REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement (including the limitations set forth in Section 8.1), each party will use all reasonable efforts to cause the Closing to occur. Each of Seller and Buyer will promptly notify the other promptly after learning of the occurrence of any event or circumstance which would reasonably be expected to cause any condition to Closing not to be satisfied.

         8.5 RECORDS. On the Closing Date, Seller shall deliver or cause to be delivered to Buyer all Records and materials that would be Records if located at a Business Property which are material to and used primarily in the Business (to the extent not then in the possession of the Business), except any Records relating to Excluded Liabilities (including, without limitation, to Seller's Tax liability or to any litigation or claim not assumed by Buyer hereunder). After the Closing, upon reasonable written notice and at Buyer's sole expense, Seller agrees to furnish or cause to be furnished to Buyer and its representatives (including its auditors), access at reasonable times and during normal business hours to such information relating to the Business in such Seller's possession as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any Tax returns, reports or forms or the defense of any Tax Claim or assessment, and will permit Buyer or such representatives to make abstracts from, or copies of, any of such information, or to obtain temporary possession of any thereof as may be reasonably required by Buyer at Buyer's sole cost and expense; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of such Seller. For a period of seven (7) years following the Closing, MagneTek will retain all of such information relating to the Business.

         8.6 ACCESS TO FORMER BUSINESS RECORDS. For a period of seven (7) years following the Closing, Buyer will retain all Records. During such period, upon reasonable written notice and at Seller's sole expense Buyer will afford authorized representatives of Seller (including its auditors) access to such Records in Buyer's possession at reasonable times and during normal business hours at the principal business office of the Business, or at such other location or locations at which such Records may be stored or maintained from time to time, and will permit such representatives to make abstracts from, or copies of, any of such Records, or to obtain temporary possession of any thereof as may be reasonably required by Seller at such Seller's sole cost and expense; PROVIDED, HOWEVER, that such access does not unreasonably disrupt the normal operations of Buyer. During such period, Buyer will, at Seller's expense (limited, however, to Buyer's reasonable out-of-pocket expenditures without regard to any employee cost or other overhead expenses), cooperate with Seller in furnishing information, evidence, testimony, and other reasonable assistance in connection with any action, proceeding, Tax audit, or investigation to which such Seller or any of its Affiliates is subject relating to the business of the Business prior to the Closing. Notwithstanding the foregoing, while the existence of an adversarial proceeding between the parties will not abrogate or suspend the provisions of this Section 8.6, as to Records or information directly applicable pertinent to such dispute, the parties may not utilize this Section 8.6 but rather, absent agreement, must utilize the available rules of discovery. The term "Record" as used in this Section 8.6 shall include any data processing files or other computerized data.

         8.7 USE OF TRADEMARK AND TRADE NAMES. Notwithstanding anything to the contrary in this Agreement, Buyer may continue to use the name "MagneTek" and related trademarks, corporate names, and trade names incorporating "MagneTek," and the stylized "MagneTek" logos (i) in displays, signage and postings for the period after the Closing Date necessary to permit the removal of such names as promptly as is reasonably feasible, and only to the extent such displays, signage or postings exist on the Closing Date; (ii) for a period of two years, to state the Business' former affiliation with MagneTek (E.G., "formerly a division of MagneTek, Inc."); (iii) to the extent any such trade names, trademarks, service marks or logos appear on stationery, packaging materials, supplies or inventory on hand as of the Closing Date or on order at the time of the Closing, until such is exhausted; PROVIDED, HOWEVER, that in respect of all such items other than finished goods inventory (and if such finished goods are packaged, the packaging), such continued use will cease on the second anniversary of the Closing Date, and in respect of finished goods inventory and any related packaging, such continued use will cease on the fourth anniversary of the Closing Date; (iv) as to any item of tooling in existence on the Closing Date that bears such trade names, trademarks, service marks or logos, until it becomes necessary for Buyer to replace such tooling in the ordinary course of business, at which time Buyer shall replace such tooling with tooling that does not bear such trade names, trademarks, service marks or logos; and (v) to the extent any such trade names, trademarks, service marks or logos appear or inventory produced after the Closing Date using tooling described in clause (iv), until such inventory is exhausted. In addition, Buyer agrees that it will not use the name "Universal" (alone or with the name "Electric") in connection with any lighting product it may manufacture or sell now or in the future, and MagneTek agrees not to use such name in connection with any Restricted Motors or drives product it may manufacture or sell in the future or drives product. Except for "Universal," MagneTek will not use any of the trademarks or trade names on Schedule 2.1(e), or any trademarks or trade names confusingly similar thereto, in connection with any products it may manufacture or sell in the future.

         8.8      TAX RETURNS AND PAYMENTS.

                  (a) Seller shall prepare or cause to be prepared and shall file or cause to be filed all Tax returns of the Companies required to be filed on or prior to the Closing Date (taking

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

into account valid extensions of time to file), and Buyer shall prepare or cause to be prepared and file or cause to be filed all other Tax returns of the Companies. All returns prepared by Seller and Buyer (to the extent such returns cover periods prior to the Closing Date) shall, except as otherwise required by law, be prepared in a manner consistent with past practice of the Companies.

                  (b) To the extent permitted by law, Seller and Buyer shall use their best efforts to cause any Taxable period of the Companies to close on the Closing Date.

                  (c) With the view to minimize all Taxes payable by each of the Companies or payable as a result of the transactions contemplated by this Agreement to the maximum extent permitted by applicable law, Seller and Buyer shall cooperate in good faith in (i) preparing and filing all Tax returns with respect to the Companies and the sale of the Business, (ii) maintaining and making available to each other all records necessary in connection with Taxes relating to such returns and (iii) resolving all disputes and audits with respect to such Taxes. Buyer and Seller recognize that each may need access, from time to time, after the Closing Date, to certain accounting and tax records and information held by the other, including all computerized books and records and any such information stored on any other form of media ("Tax Records"); therefore, Buyer and Seller agree (x) to allow (and Buyer and Seller shall cause the Companies to allow) each other and their agents and representatives, at times and dates mutually acceptable to the parties, to inspect, review and make copies of such Tax Records and to make available the appropriate personnel with knowledge of such Tax Records to help answer questions, such activities to be conducted during normal business hours and with the requesting party paying out of pocket expenses only and (y) to offer the other parties such records before destroying such records. Buyer shall, and shall cause the Companies to, provide information to Seller necessary for the preparation of all Tax returns required to be prepared or filed by Seller.

                  (d) Seller shall have the sole and exclusive authority to file amended United States Federal Tax returns for any periods that end prior to or include the Closing Date. Any refunds with respect to such Tax returns shall be the property of Seller. Buyer shall have the sole and exclusive authority to file amended Tax returns of the Companies (other than such Federal Tax returns), to enter into any settlement with respect to any period that ends prior to or includes the Closing Date and to receive all refunds relating thereto; PROVIDED that Seller shall have no liability to Buyer for a breach of representation or warranty or otherwise caused by, and Buyer shall hold Seller harmless from and against any and all costs, expenses and liabilities (including but not limited to Taxes) arising from, any such amendment or settlement.

                  (e) Buyer shall not and shall not permit its Affiliates (including the Companies) to make any election under Section 338 of the Code (with respect to the purchase of the Companies) or any other Tax election that could affect the liability of Seller for Taxes.

         8.9 CEGLED FACILITY. On the Closing Date, Seller will cause Hungary to convey the Cegled Facility to a Hungarian subsidiary of MagneTek, without any adjustment to the Purchase Price. Hungary will enter into a lease in a form reasonably satisfactory to Buyer with the

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

transferee of the Cegled Facility expiring on the first anniversary of the Closing Date, providing for Hungary to pay all costs and expenses (subject to Seller's obligations under this Agreement and excluding significant repairs to be negotiated) associated with the ownership and operation of the Cegled Facility (but no additional rent). Buyer will be entitled at any time prior to the first anniversary of the Closing Date to remove from the Cegled Facility all such physical assets and fixtures as can be removed without damaging the facility, at Buyer's sole risk and expense. On such first anniversary, Buyer will be deemed to have executed a quitclaim in favor of the owner of the Cegled Facility in respect of any assets left at the Cegled Facility. Upon the Closing, the employees at the Cegled Facility will remain employees of Hungary until the first anniversary of the Closing Date. Buyer will notify Seller on or before such first anniversary of its desire to terminate any such Cegled employees and, if Buyer so elects, MagneTek will pay half of the associated severance costs in respect of any such terminated employees, PROVIDED that Buyer will not be required to pay more than $200,000, and MagneTek will assume any remaining severance liability. As soon as practicable after the date hereof, Seller will deliver to Buyer all environmental reports in its possession or the possession of its agents or consultants relating to the Cegled Facility. If the contents of such reports are not reasonably satisfactory to Buyer, then Buyer may request and, if so requested, the parties shall negotiate in good faith an amendment to this Agreement to provide that instead of purchasing the Stock of Hungary at the Closing, Buyer will acquire the assets of Hungary and assume its liabilities, with the Cegled Facility as an Excluded Facility.

                                   ARTICLE IX

                            EMPLOYEE BENEFIT MATTERS

         9.1 EMPLOYEE RETENTION. Buyer shall offer employment to commence as of the Closing Date to all Business Employees, at salaries and wages commensurate with the responsibilities such Business Employees will have after the Closing Date and otherwise on terms and conditions that in the aggregate are substantially the same as those in effect immediately prior to the Closing Date. The Business Employees who accept and actually commence employment with Buyer are hereinafter collectively referred to as "Transferred Employees." It is agreed and acknowledged, subject to the foregoing, that Buyer may terminate at any time after the Closing Date the employment of any Transferred Employee or employee of any Company. Buyer assumes all obligations and liabilities, if any, under the Worker Adjustment and Retraining Notification Act (the "WARN Act") and any comparable state or foreign laws arising out of the Transactions.

         9.2      EMPLOYEE BENEFIT PLANS.

                  (a) Effective as of the Closing Date, (i) Transferred Employees shall cease accruing any benefits under any Seller Plan, and Seller shall take, or cause to be taken, all such action, if any, as may be necessary to effect such cessation of participation and (ii) Buyer shall adopt or designate employee benefit plans providing benefits which in the aggregate are substantially the same as the benefits provided to such Transferred Employees under Seller's

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

FlexCare Plus Retirement Savings Plan, FlexCare Plus Retirement Pension Plan, Self-Funded Benefit Plan and Insured Benefit Plan (the "Buyer's Benefit Plans"). With respect to the Buyer's Benefit Plans, Buyer shall grant all Transferred Employees from and after the Closing Date credit for all service with Seller and its Affiliates and their respective predecessors prior to the Closing Date for all purposes (other than the accrual of benefits under a defined benefit pension plan, however, this proviso shall not preclude Buyer from granting such credit) for which such service was recognized by Seller and its Affiliates. With respect to Buyer's Benefit Plans that provide health benefits after the Closing Date, such plans shall waive any exclusions or limitations with respect to pre-existing conditions and actively-at-work exclusions, except to the same extent the Transferred Employee is subject to a pre-existing condition or actively-at-work exclusion on the Closing Date under any Seller Plan that provides health benefits, and shall provide that any expenses incurred during 1999 on or before the Closing Date by a Transferred Employee or his covered dependents shall be taken into account under such Buyer's Benefit Plans for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Buyer shall also cause its health plan(s) to be responsible for all health benefit claims by Business Employees and their covered dependents for services rendered after the Closing Date.

                  (b) Buyer shall assume liability for retiree health benefits in respect of Transferred Employees who were employed by Seller prior to January 1, 1992 and who are or will be entitled to retiree health benefits under the terms of Seller's Retiree Medical Plan ("Participating Transferred Employees"). Effective as of the Closing Date, Buyer shall adopt or designate a retiree medical plan in which all Participating Transferred Employees shall be eligible to participate, and which shall provide retiree medical benefits that are in the aggregate substantially similar in value to those provided under Seller's Retiree Medical Plan.

                  (c) On the Closing Date, Seller shall spinoff to Buyer, and Buyer shall become the sponsor of, that portion of the MagneTek, Inc. Cafeteria Plan that is applicable to Transferred Employees, as provided in the spinoff/transfer of sponsorship agreement attached as Schedule 9.2(c) hereof.

         9.3 VACATION AND HOLIDAY PAY. As of the Closing Date, Buyer shall assume all of Seller's obligations for vacation and holiday pay to all Transferred Employees.

         9.4 ACCESS TO INFORMATION. Commencing with the date hereof and continuing to the Closing Date and thereafter, Seller shall make reasonably available to Buyer such actuarial, financial, personnel and related information as may be reasonably requested by Buyer with respect to any Seller Plan as it relates to a Business Employee, including, but not limited to, compensation and employment histories.

         9.5 COMPANY EMPLOYEES AND PLANS. Buyer acknowledges that, by operation of law, the Companies shall be and remain liable for all obligations under Seller Plans pertaining to the current and former employees of the Companies.

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

         9.6      PENSION PLAN.

                  (a) The Transferred Employees participate in a qualified defined benefit plan maintained by MagneTek ("Seller's Pension Plan"). Seller represents and warrants that Seller's Pension Plan and related trust meet the requirements for qualification under Section 401 of the Code, and shall continue to meet such requirements as of the date of the transfer described in subparagraph (c) below. Seller shall provide to Buyer copies of Seller's Pension Plan and related trust and a copy of the most recent determination letter issued by the Internal Revenue Service with respect to Seller's Pension Plan. Seller agrees to cause (or to amend Seller's Pension Plan to require) the administrator of Seller's Pension Plan to credit to the Retirement Account of each Business Employee who becomes a Transferred Employee on or within 90 days following the Closing (such date employment with Seller ceases being the "Transfer Date"), (i) the employer contribution credit that would have been allocated to the Retirement Account of such Transferred Employee had such Transferred Employee remained employed by Seller through the last day of the plan year in which the Closing occurs (but taking into account only the compensation earned by the Transferred Employee through his or her Transfer Date), and (ii) the interest credit that would have been allocated to the Retirement Account of such Transferred Employee for the plan year in which the Closing occurs, prorated based upon the ratio of number of days in such plan year which fall on or before his or her Transfer Date to 365.

                  (b) Buyer shall establish or designate a qualified defined benefit plan ("Buyer's Retirement Plan") for the benefit of the Transferred Employees. Buyer represents and warrants that Buyer's Retirement Plan and related trust shall meet the requirements for qualification under Section 401 of the Code as of the date of the transfer described in subparagraph (c) below. Prior to such transfer, Buyer shall provide to Seller satisfactory evidence that Buyer's Retirement Plan meets such qualification requirements. Buyer shall cause Buyer's Retirement Plan: (i) to recognize the past service of the Transferred Employees with Seller and its affiliates for participation, benefit eligibility and vesting purposes under Buyer's Retirement Plan to the same extent as such past service is recognized for such purposes under Seller's Pension Plan immediately prior to the Closing Date; and (ii) to recognize the future service of the Transferred Employees with Buyer and its affiliates on and after the Closing Date for all purposes under Buyer's Retirement Plan.

                  (c) As soon as reasonably practical after, but within 120 days following, the Closing Date, the actuary for Seller's Pension Plan shall determine, with respect to those Business Employees who become Transferred Employees on, or within 90 days after, the Closing Date, the amount of assets of Seller's Pension Plan to be allocated (the "Allocated Assets") to the accrued benefits of such Transferred Employees under Seller's Pension Plan as of the Closing Date, excluding those benefits funded by the annuity contracts owned by Seller's Pension Plan or Seller (the "Annuity Contracts"). With respect to those Business Employees who become Transferred Employees after, but within 90 days following the Closing Date for purposes of this allocation, their accrued benefits shall include the additional benefits accrued under Seller's Pension Plan from the Closing Date to their respective Transfer Dates. The determination of such Allocated Assets shall be performed on a plan termination basis in accordance with the rules and procedures described in Section 4044 of ERISA. The actuarial assumptions used for the allocation

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

determination shall be the assumptions used by the Pension Benefit Guaranty Corporation on the Closing Date for valuing plan benefits of trusteed plans. The accrued benefits being spunoff to the Buyer's Retirement Plan are all benefits accrued by the Transferred Employees under Seller's Pension Plan, other than those benefits provided under the Annuity Contracts and the benefits of those Business Employees who become Transferred Employees more than 90 days after the Closing Date (the "Transferred Benefits"). As soon as reasonably practicable after the calculation of the Allocated Assets is completed, Seller shall cause the trustee of Seller's Pension Plan to transfer to the trustee of Buyer's Retirement Plan cash or other assets reasonably acceptable to Buyer equal to the amount of Allocated Assets, plus interest thereon at the applicable interest rate used in the calculations of the Allocated Assets, from the Closing Date to the actual date of transfer of such assets. After the Closing Date, the sole and exclusive responsibility for providing the Transferred Benefits shall be that of the Buyer's Retirement Plan and Buyer. As soon as reasonably practicable after, but within 120 days following, the Closing Date, Seller shall request the actuary for Seller's Pension Plan to determine the present value of the Transferred Benefits (the "ABO Amount"). Such calculation shall be determined as of the Closing Date using a 7.25% discount rate, 1983 Group Annuity Mortality Table (applied to each Transferred Employee whose benefit is being transferred on an age and gender-specific basis), and such other actuarial assumptions as were used by the actuary for Seller's Pension Plan for purposes of preparing the January 1, 1998 actuarial valuation report for purposes of determining plan funding. Buyer's actuary shall have the opportunity to review and approve the accuracy of the calculations. As soon as reasonably practicable after such calculations are completed and approved by Buyer's actuary, Seller shall pay Buyer an amount equal to the excess, if any, of the ABO Amount over the amount of Allocated Assets, as defined in Section 9.6(c) plus interest on such excess from the Closing Date to the date of payment at a rate per annum equal to LIBOR on the Closing Date. However, if the amount of Allocated Assets exceeds the ABO Amount, Buyer shall pay Seller an amount equal to such excess as soon as reasonably practical following such determination plus interest on such excess from the Closing Date to the date of payment at a rate per annum equal to LIBOR on the Closing Date.

         9.7      401(k) PLAN.

                  (a) Effective on the Closing Date, Buyer shall adopt or designate a defined contribution plan qualified under Section 401(a) and
Section 401(k) of the Code (the "Buyer 401(k) Plan") in which Transferred Employees shall be eligible to participate on and after the Closing Date to the same extent such Transferred Employees were eligible to participate in the MagneTek Flexcare Plus Retirement Savings Plan ("Seller 401(k) Plan") immediately prior to the Closing Date.

                  (b) Effective on the Closing Date, Seller shall spin-off to the Buyer 401(k) Plan the accounts of the Transferred Employees in the Seller 401(k) Plan and as soon as practicable following the Closing Date, but not later than sixty days after the Closing Date, Seller shall cause to be transferred to the Buyer 401(k) Plan the assets allocated to such accounts, including shares of MagneTek stock held in the Company Stock Fund. Buyer agrees to cause the Buyer 401(k) Plan to continue to maintain the spunoff Company Stock Fund for a period of not less than one year from the Closing Date; PROVIDED that Buyer's 401(k) Plan is not obligated to permit additional contributions to be made to said
Company Stock Fund. Prior to the actual transfer of such assets, the Transferred Employees shall not be permitted to make withdrawals or loans from the spunoff accounts and any loan repayments with respect to spunoff participant notes shall be made to the trustee of the Buyer 401(k) Plan trust.

                  (c) Seller and Buyer shall cooperate with each other during the period beginning on the date hereof and ending on the date the assets are transferred to the trust maintained under the Buyer 401(k) Plan to ensure the ongoing operation and administration of the Seller 401(k) Plan and the Buyer 401(k) Plan with respect to such Transferred Employees. Following such transfer of assets, the sole and exclusive responsibility for providing the benefits that are attributable to plan assets transferred to Buyer's 401(k) Plan shall be that of Buyer's 401(k) Plan and Buyer.

         9.8 THIRD-PARTY BENEFICIARIES. No provision of this Article IX shall create any third-party beneficiary rights in any employee of former employer of the Business (including any beneficiary or dependent thereof), including, without limitation, any right to continued employment or employment in any particular position with Buyer for any specified period of time after the Closing Date.

         9.9 PAYROLL TAX. Seller and Buyer agree that, with respect to Business Employees who accept employment with Buyer upon the Closing, they will take the position that they respectively meet the definitions of "predecessor" and "successor" as defined in Revenue Procedure 96-60 and IRS Regulation Section 31.3121(a)(1)-1(b). Absent a mutual agreement to the contrary, Seller and Buyer will use "Standard Procedure" described in Section 4 of Revenue Procedure 96-60. Seller shall supply to Buyer, with respect to all Business Employees who accept employment with Buyer upon the Closing, all cumulative payroll information as of the Closing Date that Buyer shall reasonably request in order to employ IRS Regulation Section 31.3121(a)(1)-1(b).

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 INDEMNIFICATION BY SELLER. Subject to the terms and conditions of this Article X, Seller shall indemnify Buyer and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from, any Loss suffered or incurred by any such Indemnified Person to the extent arising from (a) if the Closing occurs, any breach of any representation or warranty of Seller contained in this Agreement which survives the Closing or in any certificate, instrument or other document delivered pursuant hereto (ignoring, for purposes of determining the existence of any such inaccuracy or breach or the amount of Loss with respect thereto, any "materiality" or "Material Adverse Effect" qualification set forth in such representation or warranty), (b) any breach of any covenant of Seller contained in this Agreement, (c) if the Closing occurs, the existence of, or the failure of Seller to pay, perform and discharge when due,

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

any of the Excluded Liabilities, whether such Excluded Liabilities are liabilities of Seller or of any of the Companies (including, without limitation, any Losses as a result of the failure of Seller to comply with any Bulk Sales Laws referred to in Section 7.3) or (d) Losses related to the existing conditions at the McMinnville Facility (including the remediation thereof), subject to the potential release of such indemnification pursuant to the provisions of Section 6.9(d) hereof; PROVIDED, HOWEVER, that Seller shall have no liability under Section 10.1(a) unless the aggregate of all Losses relating thereto for which Seller would, but for this proviso, be liable exceeds $3,000,000 (Three Million Dollars) (and then only to the extent of any such excess); and PROVIDED FURTHER, HOWEVER, that Seller's aggregate liability under Section 10.1(a) shall in no event exceed 25% of the Purchase Price.

         10.2 INDEMNIFICATION BY BUYER. Subject to the terms and conditions of this Article X, Buyer shall indemnify Seller and each of its Affiliates, officers, directors, employees and agents against, and hold them harmless from, any Loss suffered or incurred by any such Indemnified Person to the extent arising from (a) if the Closing occurs, any breach of any representation or warranty of Buyer contained in this Agreement which survives the Closing or in any certificate, instrument or other document delivered pursuant hereto or in connection herewith (ignoring, for purposes of determining the existence of any such inaccuracy or breach or the amount of Loss with respect thereto, any "materiality" or "Material Adverse Effect" qualification set forth in such representation or warranty), (b) any breach of any covenant of Buyer contained in this Agreement requiring performance after the Closing Date, (c) if the Closing occurs, the existence of, or the failure of Buyer to pay, perform and discharge when due, any of the Assumed Liabilities and (d) if the Closing occurs, any Loss caused by the ongoing operations of Buyer and the Assets after the Closing Date PROVIDED, HOWEVER, that Buyer shall have no liability under clause 10.2(a) unless the aggregate of all Losses relating thereto for which Buyer would, but for this proviso, be liable exceeds on a cumulative basis $3,000,000 (Three Million Dollars) (and then only to the extent of any such excess); and PROVIDED FURTHER, HOWEVER, that Buyer's aggregate liability under Section 10.2(a) shall in no event exceed 25% of the Purchase Price.

         10.3     ENVIRONMENTAL MATTERS.

                  (a) With respect to any Losses relating to or arising from any Environmental Laws for which Buyer seeks indemnity under Section 10.1 ("Environmental Losses"), Buyer shall provide notice to Seller specifying in reasonable detail, to the extent known, the nature of the Environmental Losses and the estimated amount to remediate the condition giving rise to the Environmental Losses, to the extent it is then quantifiable (which estimate shall not be conclusive of the final amount of any Environmental Losses). The obligations and restrictions of this Section 10.3(a) as to notice will not apply to Losses relating to or arising from any Environmental Laws for which Buyer is indemnified pursuant to Section 6.9. Notwithstanding the foregoing, the obligations and restrictions of this Section 10.3 shall not apply to Losses relating to or arising from any Environmental Laws for which Buyer seeks indemnity under Section 10.1(c) as Excluded Liabilities except that the provisions of Section 10.3(d) below will apply to such indemnity.

                  (b) Seller shall have the right to control and investigate and/or remediate any condition giving rise to a claim or demand for indemnification by Buyer under this Agreement with respect to any Environmental Losses; PROVIDED, HOWEVER, that in such circumstances, Seller shall (i) not unreasonably interfere with Buyer's operations; (ii) provide Buyer with an opportunity to review and comment in advance on all work plans, investigations and other environmental remediation activities, and incorporate all reasonable comments of Buyer and (iii) be permitted to place title restrictions on any affected property, PROVIDED such restrictions do not interfere with the like industrial use thereof or violate the terms of any Business Lease; PROVIDED, FURTHER, that if after written notice and a reasonable opportunity to cure Seller does not exercise such right to control, investigate or remediate within a reasonable period, or fails to diligently continue to control, investigate and remediate, Buyer may exercise such right and Seller will indemnify Buyer for all of its out-of-pocket expenses reasonably incurred in doing so. Seller and its employees, contractors, representatives and agents shall have reasonable access at reasonable times to facilities used in connection with the Business (the "Facilities") for the purpose of conducting any investigation and/or remediation, including any sampling or monitoring required to be performed by Seller after the Closing Date. Seller shall use all reasonable efforts to minimize disruption to the Business as a result of conducting any such investigation or remediation, and will keep Buyer generally informed as to the progress of remediation activities and generally consult with Buyer and consider Buyer's input in respect thereof. The parties acknowledge that Buyer will have the right to control any environmental matter as to which the expense is not expected to exceed the threshold for indemnification and no claim is expected to be made hereunder, but that the provisions of this
Section 10.3(b) will become applicable at such time as Buyer desires to seek indemnification hereunder in respect of such a claim as a result of greater than anticipated expenses or because the threshold has been satisfied independently. "Business Lease" means any lease of a Business Property that is in effect on the Closing Date, including any extension or renewal thereof that does not adversely affect the duties of MagneTek under this Article X.

                  (c) Buyer shall use reasonable efforts to cooperate with the Seller to minimize costs with respect to Environmental Losses. Nothing in this Agreement shall require Seller to perform any environmental remediation activities or other environmental testing, sampling or monitoring activities beyond the minimum required by applicable Environmental Laws or the terms of any Business Lease (except that as to the McMinnville Facility, remediation will not be deemed completed until the Governmental Authorities exercising jurisdiction over such remediation have completed their approval process in respect thereof).

                  (d) Except as required by law, as contemplated by Section 6.9(c) or in the circumstances in Section 6.9(a) and 10.3(b) where Buyer is entitled to assume control and does so, Buyer shall not initiate or direct any correspondence to a Governmental Authority in respect of an environmental matter covered by the indemnification in Section 10.1 and shall give prompt written notice to Seller of any report or other document submitted by requirement of a Governmental Authority, to a Governmental Authority which describes any such matter. To the extent reasonably possible in the circumstances, Buyer shall have the right to review and comment upon any submission to a Governmental Authority which describes or addresses any environmental condition for which Buyer is claiming indemnification from Seller hereunder (and Seller will cooperate with Buyer in responding to such requests, including making available all relevant records in its possession or under its control), and Seller shall revise such submission in accordance with Buyer's reasonable comments thereon. To the extent reasonably possible in the circumstances, Seller shall give Buyer prompt written notice of, and Buyer and/or its representatives shall have the right to participate in, any phone call or meeting with any Governmental Authority at which any environmental condition for which Buyer is claiming indemnification from Seller hereunder is to be discussed or addressed in any manner.

                  (e) Seller shall not have any obligation to indemnify any Buyer Indemnified Party from and against (i) any Environmental Losses arising from or related to any change in the use of the Business Property from industrial use; (ii) any Environmental Losses arising from or related to any amendment to or change in any Environmental Law from that which is in effect on the date hereof (except that as to the McMinnville Facility, remediation will not be deemed completed until the Governmental Authorities exercising jurisdiction over such remediation have completed their approval process in respect thereof) or (iii) any remediation or other liability arising as a result of the presence of asbestos in or upon any of the improvements located on the Business Property at any time. Notwithstanding anything to the contrary contained herein, Seller will not have any obligation to indemnify Buyer Indemnified Parties from and against any Environmental Losses (w) which do not relate to an environmental condition in existence prior to the Closing, (x) arising with respect to any release of a Hazardous Material by Buyer, (y) resulting from Buyer, its agents and representatives, conducting invasive investigations, sampling or monitoring of the Facilities unless (A) required to do so by Environmental Laws or a Governmental Authority or (B) conducted in response to a material claim asserted by a third party, in connection with Buyer's acquisition-related due diligence, or as contemplated by Section 6.9 or (z) resulting from any act or knowing failure to act of Buyer, its employees, contractors, representatives or agents to further cause or exacerbate the leaking, migration or release of any Hazardous Materials at the Facilities (but only to the extent of such further cause or exacerbation). Seller will not have any obligation to indemnify Buyer with respect to supervision, information or oversight costs incurred in connection with any remediation performed by Seller for which Buyer seeks indemnity. Buyer acknowledges that nothing contained herein absolves it of any obligation under any Environmental Law for Environmental Losses with respect to violations of Environmental Laws by Buyer, its employees, contractors, representatives or agents.

         10.4     LOSSES NET OF INSURANCE, ETC.

                  (a) The amount of any Loss for which indemnification is provided under this Article X shall be net of any amounts actually recovered or which could be recovered, on a commercially reasonable basis, by the Indemnified Person under insurance policies with respect to such Loss and of any related reserve in respect thereof reflected on the Final Closing Balance Sheet; PROVIDED, HOWEVER, that the amount of such Loss will not be reduced to the extent the Indemnified Person can demonstrate that a net increase in insurance premiums has occurred or is reasonably likely to occur as a result of such claim (whether by retrospective or retroactive premium adjustment, and giving effect to the present value of any such premium increase over the period for which it is reasonably anticipated to be effective) and PROVIDED, FURTHER, that this Section 10.4(a) will not be applicable to the extent it constitutes an improper waiver of the insurer's rights of subrogation against the Indemnifying Person. Notwithstanding the foregoing, Buyer will not have any obligation (i) to seek insurance recovery in respect of Losses to the extent such recovery would be precluded or would preclude other (A) pending claims or (B) claims reasonably likely, based upon past claims experience, to be submitted as a result of the applicable policy coverage limit, or (ii) to maintain insurance for the benefit or in the name of Sellers, or to make Sellers named insureds, after the Closing.

                  (b) Notwithstanding anything to the contrary elsewhere in this Agreement, no Indemnifying Person shall, in any event, be liable to the other party for any consequential damages, including, but not limited to, loss of revenue or income, cost of capital, diminution in value, or loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement. Each party agrees that it will not seek punitive damages as to any matter under, relating to or arising out of the Transactions. The foregoing shall not be interpreted, however, to limit indemnification for Losses incurred as a result of the assertion by a claimant (other than the parties hereto and their successors and assigns) in a Third-Party Claim of claims for damages of the foregoing type.

                  (c) Except as expressly set forth in Section 6.6(b) and
Section 11.5 as to equitable remedies, the parties hereto agree that the indemnification provisions of this Article X are intended to provide the exclusive remedy as to all Losses either may incur arising from or relating to the Transactions, and each party hereby waives, to the extent they may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation.

         10.5 TERMINATION OF INDEMNIFICATION. The obligations to indemnify and hold harmless a party hereto, pursuant to Sections 10.1(a) and 10.2(a), shall terminate when the applicable representation or warranty terminates pursuant to Section 10.8; PROVIDED, HOWEVER, that such obligations to indemnify and hold harmless shall not terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice (stating in reasonable detail the basis of such claim) to the Indemnifying Person.

         10.6 PROCEDURES RELATING TO INDEMNIFICATION (OTHER THAN FOR TAX CLAIMS). In order for an Indemnified Person to be entitled to any indemnification provided for under this Agreement (other than for Tax Claims) in respect of, arising out of or involving a claim or demand made by any Person against the Indemnified Person (a "Third-Party Claim"), such Indemnified Person must notify the Indemnifying Person in writing, and in reasonable detail, of the Third-Party Claim within 10 Business Days after receipt by such Indemnified Person of written notice of the Third-Party Claim; PROVIDED, HOWEVER, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Person shall have been actually prejudiced as a result of such failure (except that the Indemnifying Person shall not be liable for any Losses incurred during the period in which the Indemnified Person failed to give

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

such notice). Thereafter, the Indemnified Person shall deliver to the Indemnifying Person, within five Business Days after the Indemnified Person's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Person relating to the Third-Party Claim.

                  If a Third-Party Claim is made against an Indemnified Person, the Indemnifying Person will be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the Indemnifying Person and reasonably satisfactory to the Indemnified Person. Should the Indemnifying Person so elect to assume the defense of a Third-Party Claim, the Indemnifying Person will not be liable to the Indemnified Person for legal fees and expenses subsequently incurred by the Indemnified Person in connection with the defense thereof. If the Indemnifying Person assumes such defense, the Indemnified Person shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Person, it being understood that the Indemnifying Person shall control such defense. The Indemnifying Person shall be liable for the fees and expenses of counsel employed by the Indemnified Person for any period during which the Indemnifying Person has not assumed the defense thereof (other than during any period in which the Indemnified Person shall have failed to give notice of the Third-Party Claim as provided above). If the Indemnifying Person chooses to defend or prosecute any Third-Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Person's request) the provision to the Indemnifying Person of records and information which are reasonably relevant to such Third-Party Claim, and making employees available on a mutually convenient basis in the manner specified in Section 8.6 hereof to provide additional information and explanation of any material provided hereunder. Notwithstanding the foregoing, in the event a Third-Party Claim is made against an Indemnified Person as to which such Indemnified Person is entitled to seek indemnification hereunder and (i) such Indemnified Person reasonably concludes that the Indemnifying Person lacks the financial and personnel resources to vigorously defend such Indemnified Person, or that the Indemnifying Person is not diligently defending such Indemnified Person, or
(ii) if there is a reasonable probability that a Third-Party Claim may materially and adversely affect an Indemnified Person other than as a result of money damages or money payments, then in each such case the Indemnified Person may elect to retain the defense of such Third-Party Claim and will be entitled to be reimbursed by the Indemnifying Person for its Losses incurred in such defense, such expenditures to be reimbursed promptly after submission of invoices therefor. Whether or not the Indemnifying Person shall have assumed the defense of a Third-Party Claim, the Indemnified Person shall not admit any liability with respect to, or settle, compromise or discharge, such Third-Party Claim without the Indemnifying Person's prior written consent (which consent shall not be unreasonably withheld or delayed). All Tax Claims (as defined in Section 10.7) shall be governed by Section 10.7.

         10.7     PROCEDURES RELATING TO INDEMNIFICATION OF TAX CLAIMS.

                  (a) If notice of an audit, examination or other proceeding is received from any Tax authority, which, if successful, might result in an indemnity payment to any Person

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

hereunder (a "Tax Indemnitee"), the Tax Indemnitee shall promptly notify the party against whom indemnification is sought (the "Tax Indemnitor") in writing of such potential claim (a "Tax Claim"). If notice of a Tax Claim is not given to the Tax Indemnitor within a sufficient period of time to allow the Tax Indemnitor to effectively participate in such audit, examination or proceeding, or in reasonable detail to apprise the Tax Indemnitor of the nature of the Tax Claim, in each case taking into account the facts and circumstances with respect to such Tax Claim, the Tax Indemnitor shall not be liable to the Tax Indemnitee to the extent that the Tax Indemnitor's ability to effectively contest such Tax Claim is actually prejudiced as a result thereof.

                  (b) With respect to any Tax Claim, the Tax Indemnitor shall control all audits, examinations and other proceedings in connection with such Tax Claim (including, without limitation, selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing authority with respect thereto and may, in its sole discretion, either pay any Tax claimed and sue for a refund where applicable law permits such refund suits or contest the Tax Claim in any permissible manner; PROVIDED, HOWEVER, that the Tax Indemnitor shall not settle or compromise a Tax Claim without giving 15 days' prior notice to the Tax Indemnitee, and without the Tax Indemnitee's consent, which shall not be unreasonably withheld or delayed, if such settlement or compromise would have a material adverse effect on the Tax liabilities of the Tax Indemnitee. The Tax Indemnitee, and each of its Affiliates, shall cooperate with the Tax Indemnitor in contesting any Tax Claim, which cooperation shall include, without limitation, the retention and (upon the Tax Indemnitor's request) the provision to Tax Indemnitor of Records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

         10.8 SURVIVAL OF REPRESENTATIONS. The representations and warranties in this Agreement and in any other document delivered in connection herewith shall survive the Closing solely for purposes of Sections 10.1(a) and 10.2(a) and, except as set forth in the next sentence, shall terminate at the close of business 18 months after the Closing Date. The representations and warranties in Sections 4.1 and 4.10(b) shall terminate on the fifth anniversary of the Closing Date, the representations and warranties in Section 4.3 shall survive for the applicable statute of limitations pertaining to the underlying tax liability and the representations and warranties contained in Section 4.5 shall not survive the Closing.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.1 ASSIGNMENT. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by either party other than by operation of law or in connection with a merger or sale of substantially all the assets of such party without the prior written consent of the other, which consent will not be unreasonably withheld; PROVIDED, HOWEVER, that Buyer may assign its right to purchase the Assets hereunder to an Affiliate of Buyer without the prior written

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

consent of MagneTek; PROVIDED FURTHER, HOWEVER, that no assignment shall limit or affect Buyer's obligations hereunder. Notwithstanding the foregoing, it shall be deemed unreasonable for (i) either MagneTek or Buyer to withhold their consent to an assignment of this Agreement in whole, to an entity of the net worth of which is equal to or exceeds that of the assignor or (ii) MagneTek to withhold its consent to an assignment of this Agreement in part to an entity the net worth of which equals or exceeds the prior twelve months' revenues for the portion of the Business being sold.

         11.2 NO THIRD-PARTY BENEFICIARIES. Except as provided in Article X as to Indemnified Persons, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.

         11.3     TERMINATION.

                  (a) Anything contained herein to the contrary notwithstanding, this Agreement may be terminated (except as set forth in Section 11.3(c)) and the Transactions abandoned at any time prior to the Closing Date:

                           (i)   by mutual written consent of Seller and Buyer;

                           (ii) by Seller (x) if any of the conditions set forth in Section 3.1 shall have become incapable of fulfillment, and shall not have been waived by Seller or (y) the condition in Section 3.1(c) shall not have been satisfied on or before July 12, 1999;

                           (iii) by Buyer if any of the conditions set forth in
         Section 3.2 shall have become incapable of fulfillment, and shall not have been waived by Buyer; or

                           (iv) by either party hereto, if the Closing does not occur on or prior to September 30, 1999.

                  (b) In the event of termination by Seller or Buyer pursuant to this Section 11.3, written notice thereof shall forthwith be given to the other party and the Transactions shall be terminated, without further action by either party. If the Transactions are terminated as provided herein:

                           (i) Buyer shall return all documents and copies and other material received from Seller relating to the Transactions, whether so obtained before or after the execution hereof, to Seller; and

                           (ii) all confidential information received by Buyer with respect to the Business and Seller shall be treated in accordance with the Confidentiality

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

          Agreement which shall remain in full force and effect notwithstanding the termination of this Agreement.

                  (c) If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Section 11.3, this Agreement shall become void and of no further force and effect, except for the provisions of (i) Section 7.1 relating to the obligation of Buyer to keep confidential certain information and data obtained by it, (ii) Section 8.3 relating to publicity, (iii) Section 11.4 relating to certain expenses, (iv)
Section 11.11 relating to finder's fees and broker's fees and (v) this
Section 11.3. Nothing in this Section 11.3 shall be deemed to release either party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of either party to compel specific performance by the other party of its obligations under this Agreement.

         11.4 EXPENSES. Whether or not the transactions contemplated hereby are consummated, and except as otherwise provided in this Section 11.4,
Section 2.7 or elsewhere in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

         11.5 EQUITABLE RELIEF. The parties hereto agree that in the event of Sellers' breach of its obligations to consummate the Transactions, damages may prove insufficient and Buyer should be entitled to the remedy of specific performance.

         11.6 AMENDMENTS. No amendment to this Agreement shall be effective unless it shall be in writing and signed by MagneTek and A.O. Smith Corporation.

         11.7 NOTICES. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent prepaid telex, cable or telecopy, or sent, postage prepaid, by registered, certified or express mail, or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

                    (i)      IF TO BUYER, TO:

                             A.O. Smith Corporation
                             11270 West Park Place
                             P.O. Box 23972
                             Milwaukee, Wisconsin  53223-0972
                             Attention:  Steve W. Rettler
                             Telephone:  (414) 359-4048
                             Telecopier: (414) 359-4198

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

                             WITH A COPY TO:

                             A.O. Smith Corporation
                             11270 West Park Place
                             P.O. Box 23972
                             Milwaukee, Wisconsin  53223-0972
                             Attention:  W. David Romoser, Esq.
                             Telephone:  (414) 359-4137
                             Telecopier: (414) 359-4143

                             AND TO:

                             Foley & Lardner
                             777 East Wisconsin Avenue
                             Milwaukee, Wisconsin  53202-5367
                             Attention:  Patrick G. Quick, Esq.
                             Telephone:  (414) 297-5678
                             Telecopier: (414) 297-4900

                    (ii)     IF TO SELLER, TO:

                             MagneTek, Inc.
                             26 Century Boulevard
                             Nashville, Tennessee  37214
                             Attention:  Samuel A. Miley, Esq.
                             Telephone:  (615) 316-5260
                             Telecopier: (615) 316-5192

                             WITH A COPY TO:

                             Gibson, Dunn & Crutcher LLP
                             333 South Grand Avenue
                             Los Angeles, California  90071
                             Attention:  Jennifer Bellah Maguire, Esq.
                             Telephone:  (213) 229-7986
                             Telecopier: (213) 229-7520

         11.8 INTERPRETATION; EXHIBITS AND SCHEDULES. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Information set forth in each Schedule specifically refers to the article and section of this Agreement to which such information is responsive, and such information shall not be deemed to have been disclosed with respect to any statement in any article and section that is not qualified by reference to the pertinent Schedule or, except with regard to information set forth on the face of any Schedule that makes reasonably apparent its applicability to any other Schedule,

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

with respect to any other article or section of this Agreement or for any other purpose. The Schedules shall not vary, change or alter the language of the representations and warranties contained in this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit, but not otherwise defined therein, shall have the meaning as defined in this Agreement.

         11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party.

         11.10 ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written agreements and understandings relating to such subject matter.

         11.11  FEES. Each party hereto hereby represents and warrants that
(a) the only brokers or finders that have acted for such party in connection with this Agreement or the transactions contemplated hereby or that may be entitled to any brokerage fee, finder's fee or commission in respect thereof are Robert W. Baird & Co. Incorporated with respect to Buyer and Goldman Sachs with respect to Seller, and (b) each of Buyer and Seller agrees that it will pay all fees or commissions which may be payable to such firm(s) as are describe in clause (a) as relating to it.

         11.12 SEVERABILITY. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

         11.13 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

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

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                    SELLERS:

                                 MAGNETEK, INC.

                                 By:_________________________________
                                 Name:_______________________________
                                 Title:______________________________

                                 MAGNETEK SERVICE (U.K.) LIMITED

                                 By:_________________________________
                                 Name:_______________________________
                                 Title:______________________________


                                 BUYER:

                                 A.O. SMITH CORPORATION

                                 By:_________________________________
                                 Name:_______________________________
                                 Title:______________________________

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